                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                              STONEPATH GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                              STONEPATH GROUP, INC.
                         1600 Market Street, Suite 1515
                             Philadelphia, PA 19103

                                                                  April 14, 2003

Dear Fellow Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Stonepath Group, Inc. (the "Company") which will be held at the offices of Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 1835 Market Street, 15th Floor, Philadelphia, Pennsylvania 19103, on Friday, May 30, 2003 at 10:00 A.M. local time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

         At the Meeting, stockholders will be asked to:

         (1)   elect the Company's directors;

         (2) approve the adoption of the Stonepath Group, Inc. 2003 Employee Stock Purchase Plan;

         (3) approve amendments to the Stonepath Group, Inc. Amended and Restated 2000 Stock Incentive Plan to increase the number of shares of the Company's Common Stock which may be issued thereunder;

         (4) ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2003; and

         (5) consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         These matters are discussed in greater detail in the accompanying Proxy Statement.

         Your Board of Directors recommends a vote FOR the election of the Company's directors nominated, FOR the adoption of the Stonepath Group, Inc. 2003 Employee Stock Purchase Plan, FOR the amendments to the Stonepath Group, Inc. Amended and Restated 2000 Stock Incentive Plan and FOR the ratification of KPMG LLP as the Company's independent auditors.

         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         A copy of the Company's Annual Report for the year ended December 31, 2002 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         We wish to thank you for your loyal support of the Company and your participation in this process.

                                               Sincerely,


                                               Dennis L. Pelino
                                               Chairman of the Board

                              STONEPATH GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 30, 2003

                                                                  April 14, 2003

To the Stockholders of Stonepath Group, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Stonepath Group, Inc. (the "Company") will be held at the offices of Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 1835 Market Street, 15th Floor, Philadelphia, Pennsylvania 19103, on Friday, May 30, 2003 at 10:00 A.M. local time, for the following purposes:

         (1)   to elect the Company's directors;

         (2) to approve the adoption of the Stonepath Group, Inc. 2003 Employee Stock Purchase Plan;

         (3) to approve amendments to the Stonepath Group, Inc. Amended and Restated 2000 Stock Incentive Plan to increase the number of shares of the Company's Common Stock which may be issued thereunder;

         (4) to ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2003; and

         (5) to consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         A copy of the Company's Annual Report for the year ended December 31, 2002 is enclosed for your information. No material contained in the Annual Report is to be considered a part of our proxy solicitation material.

         Only stockholders of record as of the close of business on April 11, 2003 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

         All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                   By Order of the Board of Directors,


                                   Stephen M. Cohen
                                   Senior Vice President, General Counsel and
                                   Secretary

                              STONEPATH GROUP, INC.
                         1600 Market Street, Suite 1515
                             Philadelphia, PA 19103


                                 PROXY STATEMENT

         The enclosed proxy is solicited on behalf of the Board of Directors of Stonepath Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the offices of Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 1835 Market Street, 15th Floor, Philadelphia, Pennsylvania 19103, on Friday, May 30, 2003 at 10:00 A.M. local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials were mailed on or about April 14, 2003 to all stockholders entitled to vote at the Meeting.

Record Date and Stock Ownership

         Stockholders of record at the close of business on April 11, 2003 (the "Record Date") are entitled to notice of and to vote at the Meeting, and at any adjournment(s) or postponement(s) thereof. At the Record Date, 27,945,914 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock") were issued, outstanding and entitled to notice of and to vote on all matters at the Meeting and at any adjournment(s) or postponement(s) thereof.

Quorum and Voting Requirements

         The Company's Bylaws provide that the stockholders holding a majority of the shares issued, outstanding and entitled to vote on the Record Date must be present in person or by proxy at the Meeting to constitute a quorum for the transaction of business at the Meeting.

         All shares of Common Stock represented by valid proxies received by the Secretary of the Company prior to the Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors and FOR each of the other matters submitted by the Board of Directors for vote by the stockholders. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Meeting. Abstentions and broker non-votes (which arise from proxies delivered by brokers and others, where the record holder has not received direction on voting and does not have discretionary authority to vote on one or more matters) are each included in the determination of the number of shares present for purposes of determining a quorum. At the Meeting, directors will be elected by a plurality vote and all other matters will be decided by the affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote. Abstentions are counted as shares present at the meeting for purposes of determining the votes cast on any matter and have the effect of a vote against any matter as to which abstention is specified. Broker non-votes are not considered shares present for purposes of the vote on any matter as to which the broker non-vote is specified and will not affect the outcome of the vote.

         The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting by filing with the Secretary of the Company either: (i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

         Registered stockholders (those who hold shares directly rather than through a bank or broker) can simplify their voting by voting via the internet at www.votestock.com. Internet voting information is provided on the Proxy Card. Use of a Log-In Number and stockholders' Social Security Number or Tax Identification Number is designed to verify stockholders' identities and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. The Control Number is located above a stockholder's name and address on the Proxy Card. If a stockholder holds shares through a bank or broker, the stockholder will receive separate instructions on the form received from the bank or broker. Although most banks and brokers now offer Internet voting, availability and specific processes will depend on their voting arrangements.

Annual Report

         A copy of the Company's Annual Report for the year ended December 31, 2002 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of our proxy solicitation material.

         The mailing address of the Company's executive office is 1600 Market Street, Suite 1515, Philadelphia, PA 19103.

Solicitation

         The cost of this proxy solicitation will be borne by the Company. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy materials to principals and obtaining their proxies.

Shareholder Proposals

         Proposals of stockholders that are intended to be included within the proxy material for our 2004 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received no later than December 15, 2003 in order to be included in the Proxy Statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees for Consideration at the Meeting

         The Bylaws provide that the Board of Directors shall consist of such number of directors as is established from time to time by the affirmative vote of a majority of the Board of Directors. The Board has resolved to have six (6) directors. Each person who is appointed or elected to the Board of Directors will hold that position until the close of the next annual meeting of stockholders, until he or she ceases to be a director by operation of law or until he or she resigns.

         The six (6) persons listed below have been nominated by the Board of Directors to serve as directors of the Company.

         Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below to serve as directors until the end of their respective terms or until his/her successor is elected and qualified. The Company is not aware of any reason that any nominee will be unable to serve or will decline to serve as a director. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as shall be nominated by management.

                     INFORMATION ABOUT NOMINEES FOR DIRECTOR

         The following table sets forth certain information with respect to each of the nominees for director and their current positions with the Company.

                                                                                                Year in Which
                                                                                                 Service as a
         Director's Name and Age                             Principal Occupation               Director Began
         -----------------------                             --------------------               --------------
         Dennis L. Pelino, 55                              Chairman of the Board of                  2001
                                                              Directors and Chief
                                                               Executive Officer

         J. Douglass Coates, 60                              Principal-Manalytics                    2001
                                                              International, Inc.

         Robert McCord, 44                                Managing Director, PA Early                2001
                                                                    Stage

         David R. Jones, 54                                   Private Consultant                     2000

         Aloysius T. Lawn, IV, 44                            General Counsel-Talk                    2001
                                                             America Holdings, Inc.

         John Springer, 46                               Director of Global Operations -            Nominee
                                                            Golf Division, Nike, Inc.


Dennis L. Pelino

         Dennis L. Pelino has served as our Chairman of the Board of Directors and Chief Executive Officer since June 21, 2001. Mr. Pelino has over two decades of executive experience in the logistics industry. From 1986 to 1999, he was employed by Fritz Companies, Inc., initially as director of International Operations and Sales and Marketing, in 1993 as its Chief Operating Officer and commencing in 1996, also as its President. Mr. Pelino was also a member of the Board of Directors of Fritz Companies from 1991 to 1999. During Mr. Pelino's tenure, he acquired or started over 50 companies for Fritz as it became one of the leading global logistics companies. Prior to Fritz, Mr. Pelino held senior executive positions in the container shipping industry and in the domestic full-service truck leasing industry. Most recently, from 1999 through 2001, Mr. Pelino has been involved as a director and principal of a number of private ventures which explored opportunities in the logistics industry and which provided consulting services relative to business opportunities in Latin America, China and other Far Eastern regions.

J. Douglass Coates

         J. Douglass Coates has served as a member of our Board of Directors since August 2001. He has been Principal of Manalytics International, Inc., a transportation, logistics and supply chain consulting firm based in San Francisco, California, since 1992. He was previously president, ACS Logistics, a division of American President Lines, and President of Milne Truck Lines, then a subsidiary of the Sun Company. Mr. Coates holds a B.S. in Engineering from Pennsylvania State University and an MBA from the Wharton School of the University of Pennsylvania.

David R. Jones

         David Jones has served as a member of our Board of Directors since September 2000. Mr. Jones has been President of DR Jones Financial, Inc., a privately-held consulting firm since its formation in September 1995. He is presently a director of Financial Asset Securities Corporation, an affiliate of Greenwich Capital Markets, Inc. Prior to forming DR Jones Financial, Inc., Mr. Jones was Senior Vice President-Asset Backed Finance of Greenwich Capital Markets, Inc. from 1989 to 1995. Mr. Jones served as a Vice President, and subsequently as a Managing Director of The First Boston Corporation, an investment banking firm, from 1982 to 1989 and as Manager-Product Development of General Electric Credit Corp., an asset-based lender and financial services company, from 1981 to 1982. Mr. Jones is a graduate of Harvard College and has an MBA from the Amos Tuck School of Business Administration.

Aloysius T. Lawn, IV

         Aloysius T. Lawn has served as a member of our Board of Directors since February 2001. Mr. Lawn is the Executive Vice President, General Counsel and Secretary of Talk America Holdings, Inc., an integrated communications service provider with products designed to benefit the residential and small business markets. Prior to joining Talk America Holdings, Inc. in 1996, Mr. Lawn was an attorney in private practice with extensive experience in private and public financings, mergers and acquisitions, securities regulation and corporate governance from 1985 through 1995. Mr. Lawn graduated from Yale University and Temple University School of Law.

Robert McCord

         Robert McCord has served as a member of our Board of Directors since March 2001. He is also a Managing Director of PA Early Stage, an affiliated fund of Safeguard Scientifics, Inc. At PA Early Stage, which he co-founded in 1997, Mr. McCord specializes in business development for its portfolio companies. He also serves as President and CEO of the Eastern Technology Council, a consortium of more than 1,200 technology-oriented companies. At the Technology Council he provides contacts, capital and information for senior executives. Mr. McCord co-founded and also serves as a principal of the Eastern Technology Fund, which provides seed and early-stage funding for technology companies in the eastern corridor. Previously, he served as Vice President of Safeguard Scientifics, Inc., a leader in identifying, developing and operating premier technology companies. Before joining Safeguard, Mr. McCord spent a decade on Capitol Hill where he served as Chief of Staff, Speechwriter and Budget Analyst in a variety of congressional offices. He specialized in budget and deregulatory issues and, as CEO of the bipartisan Congressional Institute for the Future, he ran a staff which tracked legislation and provided policy analyses and briefings. Mr. McCord earned a B.S. with high honors from Harvard University and his MBA from the Wharton School.

John Springer

         John H. Springer has extensive global supply chain management and logistics experience having held both domestic U.S. and International Logistics positions at IBM Corporation; Union Pacific Corporation's third party logistics unit; and most recently at Dell Computer from 1995 to 2002. Mr. Springer joined Nike Inc. in 2002 and is its Director of Global Operations, Nike Golf. Mr. Springer has been active in the Council of Logistics Management throughout his career, including holding the position of President for the Central Texas region. He earned his B.S. at Syracuse University in Transportation & Distribution Management, and his MBA from St. Edwards University in Austin, Texas.

                      INFORMATION ABOUT EXECUTIVE OFFICERS

         Our executive officers and significant employees as of April 11, 2003 are as follows:

                                                                                            Year in Which
Officer's Name and Age                                  Office                              Service Began
----------------------                                  ------                              -------------
Dennis L. Pelino, 55                             Chairman of the Board of                       2001
                                              Directors and Chief Executive
                                                        Officer

Gary Koch, 44                                  Significant Employee - CEO                       2001
                                                 of Domestic Operations

Jason Totah, 43                                 Significant Employee -                          2002
                                               President of International
                                                      Operations

Stephen M. Cohen, 46                         Senior Vice President, General                     2000
                                                 Counsel and Secretary

Bohn H. Crain, 39                             Chief Financial Officer and                       2002
                                                       Treasurer

Thomas L. Scully, 53                          Vice President - Finance and                      2001
                                              Principal Accounting Officer



         For biographical information regarding Mr. Pelino, please see his biography under "Information about Nominees for Director" set forth above.

Gary Koch

         Gary Koch is a significant employee of the Company and serves as the Chief Executive Officer of M.G.R., Inc d/b/a Air Plus and Stonepath Logistics Domestic Services, Inc. Mr. Koch co-founded Air Plus in May 1990. Prior to its acquisition by the Company on October 5, 2001, Mr. Koch built Air Plus into a leading transportation logistics company serving a customer base of manufacturers, distributors and national retail chains with approximately $60.0 million in annual revenues, over 200 employees and 16 offices in North American cities. Mr. Koch has over 20 years of logistics experience in the U.S. and Canadian markets with expertise in traditional air freight and distribution logistics. Mr. Koch received a B.S. in Marketing from Purdue University.

Stephen M. Cohen

         Stephen M. Cohen has served as the Company's Senior Vice President, General Counsel and Secretary since April 2000. Since 1980, Mr. Cohen has been engaged in the practice of law, having most recently been a shareholder of

Buchanan Ingersoll Professional Corporation from March 1996 to April 2000 and a partner of Clark Ladner, Fortenbaugh & Young from March 1990 to March 1996. Mr. Cohen's practice focused on corporate finance and federal securities matters. Mr. Cohen received a B.S. from the School of Commerce and Finance of Villanova University, a J.D. from Temple University and a L.L.M. in Taxation from Villanova University School of Law.

Bohn H. Crain

         Bohn H. Crain has served as our Chief Financial Officer since January 10, 2002 and our Treasurer since May 30, 2002. Mr. Crain has over 15 years of experience in finance and accounting as well as extensive experience in the transportation and logistics industry. Prior to joining the Company's executive team, from January 2001 to September 2001, he served as Executive Vice President and Chief Financial Officer for Schneider Logistics, Inc., a third party logistics company. Before Schneider, from May 2000 to January 2001, Mr. Crain served as Vice President and Treasurer for Florida East Coast Industries, Inc., and prior to that, from June 1989 to May 2000, he held various Vice-President and treasury positions with CSX and various of its subsidiaries. Mr. Crain holds a B.S. in Business Administration-Accounting from the University of Texas.

Thomas L. Scully

         Thomas L. Scully has served as our Vice President-Finance and Principal Accounting Officer since November 19, 2001. Before joining the Company, Mr. Scully was a Senior Manager within the assurance and advisory services of Deloitte & Touche, LLP from December 1996 to November 2001. Prior to Deloitte & Touche, from October 1980 to June 1996, Mr. Scully was an Audit Partner at BDO Seidman, LLP ("BDO") where he led numerous accounting, auditing and tax engagements for publicly traded and privately-held local, national, and international clients. Prior to BDO, he held the position of Audit Supervisor at Coopers & Lybrand, LLP. Mr. Scully is a certified public accountant and earned a B.S. from St. Joseph's University.

Jason Totah

         Jason Totah is a significant employee of the Company and serves as the President of Global Transportation Services, Inc. ("Global") and Stonepath Logistics International Services, Inc. Mr. Totah joined Global in 1990 and has held several positions including Seattle Branch Manager and Senior Vice President, Sales and Marketing, and Senior Vice President of Sales and Operations. Prior to Global, he worked in international logistics for Amoco Petroleum, stationed in various locations around the world. He graduated from Oregon State in 1983 with a degree in agriculture engineering.

Board Meetings

         During the year ended December 31, 2002, the Board of Directors held five (5) meetings and acted by unanimous consent on six (6) occasions. Additionally, there were seven (7) Audit Committee meetings and four (4) Compensation Committee meetings held during 2002. During 2002, each Board member attended 75% or more of the meetings held by the Board and any committee upon which such director served.

Board Committees

         Audit Committee

         The Audit Committee is responsible for monitoring the integrity of the Company's financial statements and reporting processes and systems of internal control regarding finance, accounting, and legal compliance and approving the engagement of its independent auditors. The members of the Audit Committee are David R. Jones, Chairman, as well as Aloysius T. Lawn, IV, and Frank Palma. Robert McCord is expected to replace Frank Palma on the Audit Committee.

         Compensation Committee

         The Compensation Committee is responsible for determining the compensation of the officers and employees of the Company and administering the Company's compensation plans. The members of the Compensation Committee are Aloysius T. Lawn, IV, Chairman, as well as David R. Jones and Frank Palma. Upon his election as a director, John Springer will be replacing Frank Palma on the Compensation Committee.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                           FOR THE COMPANY'S DIRECTORS
                           ---

                                   PROPOSAL 2

            APPROVAL OF THE STONEPATH GROUP, INC. 2003 EMPLOYEE STOCK
                                  PURCHASE PLAN


         The stockholders of the Company are being asked to vote on a proposal to approve the Stonepath Group, Inc. 2003 Employee Stock Purchase Plan (the "Stock Purchase Plan") that was adopted by the Board of Directors (the "Board") on March 25, 2003, subject to stockholder approval at the Meeting. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has authorized 1,000,000 shares of Common Stock for purchase under the Stock Purchase Plan. The term of the Stock Purchase Plan is ten (10) years, unless sooner terminated by the Board.

         Under the Stock Purchase Plan, employees of the Company and its subsidiaries who are eligible and elect to participate are granted options to purchase Common Stock at no less than a 15% discount from the fair market value of such stock. Participation in the Stock Purchase Plan is voluntary.

         The following is a summary of the principal features of the Stock Purchase Plan. The summary, however, does not purport to be a complete description of all of the provisions of the Stock Purchase Plan. The complete text of the Stock Purchase Plan appears as Exhibit A to this Proxy Statement and the following description is qualified in its entirety by reference to Exhibit A.

Purpose of the Stock Purchase Plan

         The Board believes that it is in the best interests of the Company to maintain an equity incentive program which will provide a meaningful opportunity for officers, employees and directors who are also part- or full-time employees to acquire a proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

Implementation and Administration of the Stock Purchase Plan

         The Stock Purchase Plan will be implemented by a series of offering periods of six (6) consecutive calendar months each, with the initial plan offering period being for five (5) months commencing on August 1, 2003. Thereafter, the offering periods will commence on January 1 and July 1 of each year, or such other time as determined by the Board of Directors. The Board has the discretion to change the duration and/or frequency of the offering periods without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first offering period to be affected.

         The Stock Purchase Plan may be administered by the full Board, a committee of members of the Board appointed by the Board or by a third party authorized as administrator by the Board (in any of the foregoing cases, the "Plan Administrator"). The Plan Administrator will have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Stock

Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Stock Purchase Plan, and to establish such rules as it deems necessary for the proper administration of the Stock Purchase Plan. The Plan Administrator may change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Plan Administrator determines, in its sole discretion, are advisable and consistent with the Stock Purchase Plan. Every finding, decision and determination made by the Plan Administrator will, to the full extent permitted by law, be binding and final on all parties.

Eligibility

         The Plan Administrator will have the authority to determine an employee's eligibility to participate in the Stock Purchase Plan. Under the Stock Purchase Plan, persons, including officers and directors, who are customarily employed for at least ten (10) hours per week on a given enrollment date by the Company or any of the Company's designated subsidiaries ("Eligible Employees"), are eligible to purchase shares of Common Stock pursuant to the Stock Purchase Plan; provided, however, that no employee will be granted an option under the Stock Purchase Plan to the extent that, (i) immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or any subsidiary of the Company or (ii) his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Those persons who are Eligible Employees as of August 1, 2003 shall be eligible to participate as of the initial offering period under the Stock Purchase Plan. Thereafter, any person who is employed on a given enrollment date of a given offering period shall be eligible to participate in such offering period, subject to the limitations set forth in the Stock Purchase Plan.

Terms of Purchase; Price

         The Stock Purchase Plan permits Eligible Employees to purchase shares of Common Stock, subject to the limitations set forth in Section 423(b) of the Code, through accumulated payroll deductions. An Eligible Employee must complete a subscription agreement authorizing such payroll deductions and must file it with the Company's Treasury Department prior to the applicable enrollment date. After the initial offering period, purchases under the Stock Purchase Plan may be made two (2) times per year at a price equal to the lesser of (i) 85% of the closing price of the Company's Common Stock reported on the American Stock Exchange on the first business day of the offering period or (ii) 85% of the closing price of the Company's Common Stock reported on the American Stock

Exchange on the last business day of the offering period. In addition to other restrictions set forth in the Stock Purchase Plan, each participating employee may purchase an amount of the Company's Common Stock not exceeding 15% of the participant's compensation which he receives on each pay day during the offering period.

         Under the Stock Purchase Plan, an option to purchase shares of Common Stock will be granted to each Eligible Employee as of the first trading day of each offering period. The payroll deduction authorized by the Eligible Employee will be credited to an individual account maintained for him under the Stock Purchase Plan. Unless withdrawn earlier, the funds held for each Eligible Employee will automatically be applied on the last trading day of each offering period to purchase shares of Common Stock for such Eligible Employee in accordance with the Stock Purchase Plan.

         Unless an Eligible Employee withdraws from the Stock Purchase Plan as described below, his option for the purchase of shares will be exercised automatically on the last trading day of the purchase period, and the maximum number of full shares subject to the option will be purchased for such person at the applicable purchase price with the accumulated payroll deductions in his account.

Withdrawal; Termination of Employment

         A participant may withdraw and discontinue his participation in the Stock Purchase Plan or may decrease the rate of his payroll deductions during the offering period by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Plan Administrator may, in its discretion, limit the number of participation rate changes during any offering period. An Eligible Employee may withdraw all but not less than all of the payroll deductions credited to his account not yet used to exercise his option under the Stock Purchase Plan at any time prior to the last business day of the offering period by giving written notice to the Company, and no further contributions for the purchase of shares of Common Stock may be made by that participant during such offering period. If an Eligible Employee withdraws from an offering period, payroll deductions will not resume at the beginning of the succeeding offering periods. A participant's withdrawal from an offering period will not preclude him, however, from being eligible to participate in any future offering periods under the Stock Purchase Plan. No interest shall accrue on the contributions in participants' accounts.

         If a participant loses his status as an Eligible Employee for any reason (including retirement or death), he will be deemed to have elected to withdraw from the Stock Purchase Plan and the payroll deductions credited to his account during the offering period but not yet used to exercise the option will be returned to him or, in the case of death, his estate.

Amendment and Termination

         The Board of Directors may at any time and for any reason amend or terminate the Stock Purchase Plan. Except as otherwise provided in the Stock Purchase Plan, no termination of the Stock Purchase Plan may affect the options previously granted, provided that an offering period may be terminated by the Board on any exercise date if the Board determines that the termination of the offering period or the Stock Purchase Plan is in the best interests of the

Company and its stockholders. In addition, except as otherwise provided in the Stock Purchase Plan, no such amendment may make any change in any previously granted option which adversely affects the rights of any participant.

         In the event that the Board determines that the ongoing operation of the Stock Purchase Plan may result in unfavorable accounting consequences, the Board may, in its discretion, and, to the extent desirable or necessary, modify or amend the Stock Purchase Plan to reduce or eliminate such accounting consequences including, but not limited to, (i) altering the purchase price for any offering period including an offering period underway at the time of the change in purchase price, (ii) shortening any offering period so that offering period ends on a new exercise date, including an offering period underway at the time of the Board action, and (iii) allocating shares. Such modifications or amendments will not require stockholder approval or the consent of any Stock Purchase Plan participants.

Adjustments

         Except as otherwise provided in the Stock Purchase Plan and subject to any required action by the stockholders of the Company, the maximum number of shares each participant may purchase each offering period in the event of a stock dividend, combination, reclassification, stock split or other similar event may be proportionately adjusted, if at all, as the Board deems appropriate, with respect to: (i) the aggregate number of shares of Common Stock that may be issued under the Stock Purchase Plan, (ii) each outstanding option to purchase shares of Common Stock made under the Stock Purchase Plan, and (iii) the price per share for any outstanding option under the Stock Purchase Plan.

         In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened by setting a new exercise date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Board.

         In the event of a proposed sale of all or substantially all the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event a successor corporation refuses to assume or substitute for the option, any purchase periods then in progress will be shortened by setting a new exercise date.

Transferability

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Stock Purchase Plan may be assigned, transferred or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise provided in the Stock Purchase Plan) by the participant.

Federal Income Tax Consequences

         The following summary is based upon an interpretation of the present Code and applicable treasury regulations and may be inapplicable if such laws and regulations are changed. Additionally, the following summary is limited to the impact of the United States federal tax laws upon United States citizens residing in the United States.

         Options issued under the Stock Purchase Plan are intended to be options issued pursuant to an "employee stock purchase plan" within the meaning of
Section 423 of the Code. Accordingly, upon the automatic exercise of an option, if an Eligible Employee holds the shares for the applicable holding period, he or she will be entitled for federal income tax purposes to special tax treatment. Under such circumstances, any gain realized upon disposition of the shares will be treated as ordinary income to the extent of the lesser of (i) 15% of the fair market value of the shares on the date the option was granted, or
(ii) the amount by which the fair market value of the shares on the date of disposition exceeded the option price. Any additional gain will be treated as long-term capital gain. The applicable holding period is the longer of (i) two
(2) years after the date the option is granted, or (ii) one (1) year after the date the shares are issued (the "Applicable Holding Period"). The Company will not be entitled to any tax deduction for federal income tax purposes with respect to shares so acquired and disposed of by an Eligible Employee.

         Notwithstanding the foregoing, if the Eligible Employee disposes of the stock prior to satisfying the Applicable Holding Period, any excess of the fair market value of the Common Stock on the date of exercise over the option price is taxable as ordinary income to such employee. The Company will be entitled to a tax deduction for federal income tax purposes equal to the amount of income recognized by the employee.

         The foregoing discussion is not a complete description of the federal income tax aspects of options or stock awards under the Stock Purchase Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any options issued under the Stock Purchase Plan. Participants in the Stock Purchase Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTER
             FOR THIS PROPOSAL TO APPROVE THE STONEPATH GROUP, INC.
             ---        2003 EMPLOYEE STOCK PURCHASE PLAN

                                   PROPOSAL 3

               APPROVAL OF AMENDMENTS TO THE STONEPATH GROUP, INC.
                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

         The Company's stockholders are being asked to approve amendments to the Stonepath Group, Inc. Amended and Restated 2000 Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the Stock Incentive Plan by 3,000,000 shares. The Board of Directors unanimously adopted these amendments on March 25, 2003, subject to stockholder approval at the Meeting.

         The proposed amendments will assure that a sufficient reserve of Common Stock remains available for issuance under the Stock Incentive Plan to allow the Company to continue to utilize equity incentives to attract and retain the services of officers, employees, directors and consultants (collectively, "covered persons") to the Company which the Company views as essential to its long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock awards and stock option grants to attract and retain covered persons and believes such equity incentives are necessary for the Company to remain competitive in the marketplace for such talent. Stock and option grants made to newly-hired or continuing covered persons will be based on both competitive market conditions and individual performance. In addition, the Company has acquired other companies in the past, and anticipates future acquisitions. It is important that the Company be able to offer equity incentives to employees of the companies acquired so that they remain incentivized after the acquisition has been completed.

         The Stock Incentive Plan was approved in September 2000 by the stockholders of the Company at that time, and subsequent amendments to the Stock Incentive Plan were approved by the stockholders of the Company on May 31, 2002. A total of 10,000,000 shares of Common Stock of the Company currently are reserved for issuance under the Stock Incentive Plan. As of March 15, 2003, 8,145,600 shares were subject to awards currently outstanding under the Stock Incentive Plan (the "Plan Options") and 2,282,900 shares were subject to awards granted outside the Stock Incentive Plan (the "Non-Plan Options").

         The following is a summary of the principal features of the Stock Incentive Plan. The summary, however, does not purport to be a complete description of all of the provisions of the Stock Incentive Plan. The complete text of the Stock Incentive Plan, as amended herein, appears as Exhibit B to this Proxy Statement and the following description is qualified in its entirety by reference to Exhibit B.

         Purpose

         The purposes of the Stock Incentive Plan are to: (i) better align the interests of stockholders with the interest of officers, directors, employees and consultants of the Company and its subsidiaries by creating a direct linkage between participants' rewards and the performance of the Company and its subsidiaries; (ii) encourage stock ownership and proprietary interests in the Company's stock; and (iii) assist the Company and its subsidiaries in attracting and retaining highly competent officers, directors, employees and consultants vital to its success.

         Term

         The Stock Incentive Plan became effective on June 1, 2000. The Stock Incentive Plan has no fixed expiration date.

         Administration

         The Stock Incentive Plan may be administered by the full Board of Directors or by a committee of the Board comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the Board of Directors or the committee shall hereinafter be referred to as the "Plan Administrator"). The Plan Administrator has, among other matters, the exclusive authority to make awards under the Stock Incentive Plan and to make interpretations and determinations involving the Stock Incentive Plan.

         Participation and Types of Awards

         Employees, officers and directors of the Company and its subsidiaries are currently eligible to receive non-qualified stock options, restricted stock awards, and "incentive stock options" within the meaning of Section 422 of the Code. In addition, advisors and consultants who perform services for the Company are eligible to receive non-qualified stock options and stock awards under the Stock Incentive Plan.

         Shares Subject to the Stock Incentive Plan

         The number of shares of Common Stock which may be issued under the Stock Incentive Plan is currently 10,000,000 and, upon approval of this Proposal by the stockholders, will be 13,000,000. All of the shares of Common Stock may be awarded in the form of stock options or stock awards, however, pursuant to
Section 162(m) of the Code, currently, stock options with respect to no more than 2,500,000 shares of Common Stock may be granted to any one individual participant during any one calendar year period. In addition, the following shares may be added back to the Stock Incentive Plan and made available for issuance under the Stock Incentive Plan: (i) any shares of Common Stock that are forfeited, cancelled or re-acquired by the Company; (ii) any shares of Common Stock tendered in satisfaction of tax withholding or other obligations relating to proposed awards under the Stock Incentive Plan; and (iii) any shares of Common Stock underlying an award that is terminated (other than by exercise).

         Performance-Based Compensation

         Section 162(m) of the Code limits to $1,000,000 annually the deduction a public corporation may claim for compensation paid to any of its top five (5) executive officers, except in limited circumstances. One such exception is for "performance-based compensation," which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only (i) if the goals are determined by a compensation committee of the board comprised of two (2) or more outside directors, (ii) the performance goals are disclosed to stockholders and approved by a majority vote before the remuneration is paid, and (iii) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied.

         Internal Revenue Service regulations provide that compensation attributable to a stock option will be deemed to satisfy the requirement that performance goals be pre-established if the grant of the option is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and, under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant.

         The Stock Incentive Plan includes features intended to permit the Plan Administrator to grant options and stock awards to employees that will qualify as performance-based compensation.

         Stock Options

         Options granted under the Stock Incentive Plan may be either incentive stock options or non-qualified stock options. The Plan Administrator will determine whether and to what extent options will be granted under the Stock Incentive Plan and whether such options granted will be incentive stock options or non-qualified stock options; provided, however, that: (i) incentive stock options may be granted only to employees of the Company or any of its subsidiaries, (ii) no incentive stock options may be granted following the tenth anniversary of the effective date of the Stock Incentive Plan, and (iii) the aggregate fair market value (determined as of the date of grant of the option) of the Common Stock with respect to which incentive stock options may become exercisable for the first time by any individual during any calendar year may not exceed $100,000 or, if it does, the portion of such options which exceeds such amount will be treated as non-qualified stock options. Unless otherwise specified in the agreement evidencing the option, options granted under the Stock Incentive Plan may be exercised for a period of up to ten (10) years from the date of grant.

         The price at which each share covered by an option may be purchased will be determined in each case by the Plan Administrator; provided, however, that such price, in the case of incentive stock options, may not be less than the fair market value of Common Stock on the date of grant.

         Options will be exercisable at such time or times, or upon such events or events, and subject to such terms, conditions, performance criteria, and restrictions as will be determined by the Plan Administrator and as set forth in the agreement relating thereto; provided, however, that: (i) no option will be exercisable after the expiration of ten (10) years after the date of grant of such option, (ii) no incentive stock option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary of the Company) will be exercisable after the expiration of five (5) years after the date of grant of such option and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of the Common Stock on the date of grant, and (iii) no option granted to a prospective employee, prospective consultant, or prospective director may become exercisable prior to the date on which such person commenced service with the Company or its subsidiaries.

         Stock Awards

         The Plan Administrator may grant stock awards to any officer, director, employee or consultant of the Company or any of its subsidiaries. A stock award entitles the recipient to acquire shares of Common Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

         Upon execution of a written instrument setting forth the stock award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the Common Stock subject to the stock award, including, but not limited to, the right to vote and receive dividends with respect thereto; provided, however, that shares of Common Stock subject to stock awards that have not vested shall be subject to restrictions on transferability. Unless the Plan Administrator otherwise determines, certificates evidencing the stock awards shall remain in the possession of the Company until such Common Stock is vested.

         The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Common Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the stock award. If the participant or the Company, as the case may be, fails to achieve the designated goals or the participant's relationship with the Company is terminated prior to the expiration of the applicable vesting period, the participant shall forfeit all shares of Common Stock subject to the stock award which have not then vested. Unvested Common Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Incentive Plan or in the written instrument evidencing the stock award.

         Termination of Service

         If a participant ceases involuntarily to perform service for the Company, all options which such participant is then entitled to exercise may be exercised until the earlier to occur of the three-month anniversary after termination of service or the expiration of the relevant option exercise period, unless otherwise provided for in the award agreement. If a participant ceases to perform service for the Company or any of its subsidiaries due to death, disability or retirement, any options then exercisable will be exercisable until the earlier to occur of the one-year anniversary of termination of service or the expiration of the relevant option exercise period, unless otherwise provided for in the award agreement.

         If the Company or any of its subsidiaries terminates a participant's service for "Cause" (as defined in the Stock Incentive Plan) or such participant voluntarily terminates service, then any and all options held by such person will terminate forthwith, unless otherwise provided for in the award agreement.

         Stock Adjustments

         If, as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, the outstanding shares of Common Stock are increased or decreased or are exchanged for a new, different or additional number or kind of shares or other securities of the Company, or other non-cash assets of the Company are distributed with respect to such shares of Common Stock or other securities, the Plan Administrator may make an appropriate or proportionate adjustment in (i) the number of options that can be granted to any one participant, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the Stock Incentive Plan, and (iii) the price for each share subject to any then outstanding options under the Stock Incentive Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares as to which such options remain exercisable). The adjustment by the Plan Administrator will be final, binding and conclusive.

         If, as a result of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Company's Board of Directors authorizes the issuance or assumption of options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Stock Incentive Plan, the Plan Administrator may grant options upon such terms and conditions as it may deem appropriate for the purpose of assuming the old option, or substitution of a new option for the old option.

         In the case of (i) the dissolution or liquidation of the Company, (ii) merger, reorganization, or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company),
(iii) the sale of all or substantially all of the assets of the Company to an unrelated person, or (iv) the sale of all or substantially all of the stock of the Company to an unrelated person (in each case, a "Fundamental Transaction"), the Stock Incentive Plan and all unvested awards granted thereunder will terminate, unless provision is made in connection with the Fundamental Transaction for the assumption of the awards or the substitution of such awards with new awards of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise price. In the event of such termination in which the Company's Board of Directors does not provide for a Cash Purchase Price (as defined below) in connection with the options, each participant will be notified of such proposed termination and permitted to exercise options which are then exercisable for a period of at least fifteen (15) days prior to the date of such termination.

         In the event that the Company will be merged or consolidated with another corporation or entity, other than a corporation or entity which is an "affiliate" of the Company, under the terms of which the holder of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock of the Company surrendered pursuant to such transaction ("Cash Purchase Price"), the Company's Board of Directors may provide that all outstanding options will terminate upon consummation of that transaction and each participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of shares of Common Stock subject to outstanding options held by such participant exceeds (ii) the aggregate exercise price of such participant's options.

         Change in Control

         Unless otherwise provided in a participant's option agreement or in a written employment or other agreement between the participant and the Company, the Stock Incentive Plan provides that, in the event the Stock Incentive Plan is terminated as a result of or following a "change in control" (as defined in the Stock Incentive Plan), all vested options then outstanding at the time of such termination may be exercised for a period of fifteen (15) days from the date of notice of the proposed termination. In such event, all participants shall be credited with an additional six (6) months of service for the purpose of any otherwise unvested options. Upon a change in control in which the Stock Incentive Plan is either assumed or otherwise not subject to termination, if during the remaining term of such participant's options or stock award, the participant is terminated other than for "Cause," the participant will also be credited with an additional six (6) months of service; provided, however, in the event of a termination for "Cause," all options will immediately terminate and all unvested portions of stock awards will immediately terminate.

         Amendment and Termination

         The Board of Directors may alter, amend, suspend or discontinue the Stock Incentive Plan, provided that no such action will deprive any person, without such person's consent, of any rights theretofor granted under the Stock Incentive Plan.

         Tax Withholding

         Whenever shares are to be issued or cash is to be paid under the Stock Incentive Plan, under circumstances in which the Plan Administrator believes that any federal, state or local tax withholding will be imposed, including FICA and Medicare withholding tax, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. Such withholding requirements may be paid (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate fair market value equal to the tax obligation (provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months); (iii) in the discretion of the Plan Administrator, through an election to have the Company withhold shares of Common Stock otherwise issuable to the participant having an aggregate fair market value equal to the tax obligation; or (iv) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i)-(iii) above.

         Awards Granted to Certain Individuals and Groups

         As described above, the number of awards that may be granted to officers, employees, directors or consultants under the Stock Incentive Plan is at the discretion of the Plan Administrator and therefore future awards under the Stock Incentive Plan cannot be determined in advance. The following table sets forth (a) the total number of shares subject to options granted under the Stock Incentive Plan to the listed persons and groups through the fiscal year ended December 31, 2002 and (b) the market value or average per share exercise price of such options.

                 Amended and Restated 2000 Stock Incentive Plan


                                                              Number of                Avg. per Share
        Name of Individual or Group                        Options Granted           Exercise Price ($)
        --------------------------------------------------------------------------------------------------
        Dennis L. Pelino, Chairman and                       3,700,000(1)                   $1.07
        Chief Executive Officer

        Stephen M. Cohen, Vice President,                      850,000(2)                   $0.68
        General Counsel and Secretary

        Bohn H. Crain, Chief Financial Officer                 350,000(3)                   $1.51
        and Treasurer

        Thomas L. Scully, Vice President -                      50,000(4)                   $1.45
        Controller and Principal Accounting
        Officer

        All current executive officers, as a
        group                                                4,950,000                      $1.04

        All current directors who are not
        employees, as a group                                  345,000                      $0.91

        All employees who are not current
        executive officers, as a group                       1,869,000                      $1.28


-------------------
(1) Does not include the grant to Mr. Pelino on March 10, 2003 of options to purchase 300,000 and 400,000 shares of the Company's Common Stock at exercise prices of $1.68 and $2.00 per share, respectively.

(2) Does not include the grant to Mr. Cohen on March 25, 2003 of options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $1.81 per share.

(3) Does not include the grant to Mr. Crain on February 24, 2003 of options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.53 per share. Does not include the grant to Mr. Crain on March 25, 2003 of options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.81 per share.

(4) Does not include the grant to Mr. Scully on March 25, 2003 of options to purchase 8,300 shares of the Company's Common Stock at an exercise price of $1.81 per share.

         Federal Income Tax Consequences

         The following summary is based upon an interpretation of the present Code and applicable treasury regulations and may be inapplicable if such laws and regulations are changed. Additionally, the following summary is limited to the impact of the United States federal tax laws upon United States citizens residing in the United States.

         Non-Qualified Stock Options

         Under the current applicable provisions of the Code, the recipient of an option will not recognize income upon the receipt of a grant of non-qualified stock options and the Company will not be entitled to a tax deduction. When a non-qualified stock option is exercised, however, the excess of the fair market value of the shares received over the option price for those shares will be treated for federal tax purposes as ordinary income. Accordingly, the Company will be entitled to a corresponding tax deduction in the same amount. Any gain (or loss) realized on the sale or exchange of any shares actually received will be treated as long-term or short-term capital gain (or loss), depending on the applicable holding period.

         Incentive Stock Options

         With respect to incentive stock options ("ISOs"), no taxable income will be recognized when the option is granted or exercised; provided, however, that ISOs exercised more than three months after termination of employment will be taxed in the same manner as non-qualified stock options described above. Additionally, when an ISO is exercised, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

         If the shares acquired when an ISO is exercised are held for at least two years from the grant of the options and one year from the exercise of the options (the "ISO Holding Period"), any gain (or loss) realized upon their sale will be treated as long-term capital gain (or loss). In such a case, the Company will not be entitled to a deduction. If the shares are not held for the ISO Holding Period, then upon disposition ordinary income will be recognized in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date the option was exercised, limited, however to the gain realized on the sale. Any additional gain will be taxed as capital gain. The Company will be entitled to a deduction equal to the amount of any ordinary income recognized in this manner.

         Stock Awards

         The recipient of a stock award will generally recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over (ii) the amount, if any, paid for the shares. Such person may, however, make an election (the "Tax Election"), within thirty (30) days following the grant of the stock award, to recognize income at the time of the award based on the fair market value of the shares on the transfer date. The Company will be entitled to a deduction in the same amount and at the same time that such person recognizes ordinary income. The ordinary income recognized by a recipient who is an employee will be subject to tax withholding by the Company. Upon the sale or other disposition (including any forfeiture) of the shares awarded, the recipient will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the award vested (or on the date of grant if such person made the Tax Election).

         Tax Effect for the Company

         The Company generally will be entitled to receive a tax deduction in connection with an award under the Stock Incentive Plan in the amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income. As described above, special rules limit the deductibility of compensation paid to certain executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of the above specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of compensation in excess of $1,000,000 if it complies with the conditions imposed by Section 162(m). These conditions include stockholder approval of the Stock Incentive Plan, setting limits on the number of awards that any individual may receive, and establishing performance criteria that must be met before the award actually will vest or be paid. The Stock Incentive Plan has been designed to permit the Plan Administrator to grant options and stock awards which satisfy the requirements of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

         The foregoing discussion is not a complete description of the federal income tax aspects of options or stock awards under the Stock Incentive Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any awards. Participants in the Stock Incentive Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
           FOR APPROVAL OF THE AMENDMENTS TO THE STONEPATH GROUP, INC.
           ---   AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

                                   PROPOSAL 4

          RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S
           INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003

         KPMG LLP has been selected by the Audit Committee and the Board of Directors to serve as the independent auditors for the Company for the fiscal year ending December 31, 2003. Representatives of KPMG LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

         The Audit Committee and the Board of Directors shall consider the selection of another accounting firm to serve as the Company's independent auditors in the event that the stockholders do not approve the selection of KPMG LLP as the Company's independent auditors.

         During the 2002 calendar year, KPMG LLP provided the Company with audit and other services. The fees for such services were as follows:

         Audit Fees:

         The aggregate fees paid or payable to KPMG LLP for the audit of the Company's financial statements for 2002 and the review of the Company's interim financial statements....................................................$290,000

         Financial Information Systems Design and Implementation Fees:......$-0-

         All Other Fees:

         The aggregate fees paid or payable to KPMG LLP for professional services rendered during 2002 other than the audit of the Company's financial statements, consisted primarily of fees relating to audits performed on the financial statements of two (2) companies that were acquired by the Company, certain financial due diligence and other procedures (including tax compliance) performed in connection with significant transactions and acquisitions of the Company, and review of registration statements and other filings made by the
Company with the Securities and Exchange Commission.....................$157,692

         The Audit Committee has determined the rendering of non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
       FOR RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS
       ---                  FOR THE 2003 FISCAL YEAR

       SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND BENEFICIAL
          OWNERS OF GREATER THAN 5% OF THE COMPANY'S VOTING SECURITIES

         The following tables set forth information with respect to the beneficial ownership of Common Stock and Preferred Stock owned, as of March 17, 2003, by:

         o the holders of more than 5% of any class of the Company's voting securities;

         o    each of the directors;

         o    each of the executive officers; and

         o    all directors and executives officers of the Company as a group.

         As of March 17, 2003, an aggregate of 27,945,914 shares of Common Stock and 360,745 shares of Series D Preferred Stock were issued and outstanding. Each share of Series D Preferred Stock is convertible into 10 shares of our Common Stock. For purposes of computing the percentages under the following tables, it is assumed that all options and warrants to acquire Common or Preferred Stock which have been issued to the directors, executive officers and the holders of more than 5% of Common or Preferred Stock and are fully vested or will become fully vested within 60 days from March 17, 2003 have been exercised by these individuals and the appropriate number of shares of Common Stock and Preferred Stock have been issued to these individuals.

                                                   COMMON STOCK
                                                   -------------
                                                                            Shares Owned
                                                                          Beneficially and
Name of Beneficial Owner                    Position                       of Record (1)         Percentage of Class
------------------------                    --------                       -------------         -------------------
Dennis L. Pelino(2)                         Officer, Director                2,506,222                  8.34%

Stephen M. Cohen(3)                         Officer                            556,851                  1.95%

Bohn H. Crain(4)                            Officer                             92,601                      *

Thomas L. Scully(5)                         Officer                             15,204                      *

David R. Jones(6)                           Director                           130,000                      *

Aloysius T. Lawn, IV(7)                     Director                            50,000                      *

Robert McCord(8)                            Director                           100,000                      *

J. Douglass Coates(9)                       Director                            25,000                      *

Frank Palma(10)                             Director                            25,000                      *

Michael Karp                                Beneficial Owner                 1,411,250                  5.04%
University City Housing
1062 Lancaster Avenue, Suite 30B
Rosemont, PA 19010

Brown Simpson Partners I, Ltd.              Beneficial Owner                 2,011,840                  6.71%
Carnegie Hall Tower
152 West 57th Street, 21st Fl.
New York, NY 10019(11)

All directors and executive officers                                         3,500,878                 11.31%
as a group (9 people)


---------------------
(*)      Less than one percent.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 406,222 shares of Common Stock. Also includes 2,100,000 shares of Common Stock issuable upon exercise of vested options. Does not include 2,300,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 17, 2003.

(3) Includes 11,850 shares of Common Stock. Also includes 545,001 shares of Common Stock issuable upon exercise of vested options and options which vest within 60 days of March 17, 2003. Does not include 314,999 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 17, 2003.

(4) Includes 17,600 shares of Common Stock. Also includes 75,001 shares of Common Stock issuable upon exercise of vested options and options which vest within 60 days of March 17, 2003. Does not include 499,999 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 17, 2003.

(5) Includes 15,204 shares of Common Stock issuable upon exercise of vested options and options which vest within 60 days of March 17, 2003. Does not include 43,096 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 17, 2003.

(6) Includes 80,000 shares of Common Stock. Also includes 50,000 shares of Common Stock issuable upon exercise of vested options and options which vest within 60 days of March 17, 2003. Does not include 15,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 17, 2003.

(7) Includes 50,000 shares of Common Stock issuable upon the exercise of vested options and options which vest within 60 days of March 17, 2003. Does not include 15,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 17, 2003.

(8) Includes 100,000 shares of Common Stock issuable upon the exercise of vested options and options which vest within 60 days of March 17, 2003.

(9) Includes 25,000 shares of Common Stock issuable upon the exercise of vested options and options which vest within 60 days of March 17, 2003. Does not include 25,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 17, 2003.

(10) Includes 25,000 shares of Common Stock issuable upon the exercise of vested options and options which vest within 60 days of March 17, 2003. Does not include 40,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 17, 2003.

(11) Represents shares of Common Stock issuable upon conversion of 201,184 shares of Series D Preferred Stock. However, under the Certificate of Designation for the Series D Preferred Stock, no holder can receive shares of Common Stock upon conversion which would cause the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates to exceed 4.99% of the shares of Common Stock outstanding following such conversion, unless waived by the holder.

                            SERIES D PREFERRED STOCK
                            ------------------------

                                                                 Shares of
                                                          Series D Preferred Stock
                                                           Owned Beneficially and
Name of Beneficial Owner                                      of Record (1)(2)            Percentage of Class
------------------------                                      ----------------            -------------------
Brown Simpson Partners I, Ltd.                                      201,184                       55%
Carnegie Hall Tower
152 West 57th Street, 21st Fl.
New York, NY 10019

Halifax Fund, LP                                                     40,197                       11%
195 Maplewood Avenue
Maplewood, NJ  07040

Schottenfeld Associates, L.P.                                        25,451                        7%
880 Third Avenue, 16th Floor
New York, NY  10022

Bridgewater Partners, L.P.                                           20,119                        6%
880 Third Avenue, 16th Floor
New York, NY  10022

CSL Associates LP                                                    20,119                        6%
399 Park Avenue, 37th Floor
New York, NY  10020

Norton Herrick Irrevocable Securities Trust                          40,201                       11%
20 Community Place, 2nd Floor
Morristown, NY  07960

TOTAL                                                               347,271


-------------------------
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Series D Preferred Stock beneficially owned by them.

(2) Each of the shares of Series D Preferred Stock is convertible into 10 shares of the Company's Common Stock. Shares of the Series D Preferred Stock have limited voting rights, on an as converted to Common Stock basis, in connection with a consolidation, sale or merger of the Company that could result in a change of control.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on the Company's review of copies of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations from certain reporting persons, we believe that during fiscal 2002 all reporting persons timely complied with all filing requirements applicable to them.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of three (3) directors who are not employees of the Company and who are considered "independent" under the rules of The American Stock Exchange.

Role of the Committee

         The Compensation Committee establishes, oversees and directs the Company's executive compensation programs and policies and administers the Company's stock option and other long-term incentive plans. The Compensation Committee seeks to align executive compensation with Company objectives and strategies, business financial performance and enhanced stockholder value.

         The Compensation Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as all stock option grants and cash incentive awards to all key employees. The Compensation Committee reviews and administers the Company's Amended and Restated 2000 Stock Incentive Plan and the Company's 2003 Employee Stock Purchase Plan.

         The Compensation Committee's objectives include (i) attracting and retaining exceptional individuals as executive officers and (ii) providing key executives with motivation to perform to the full extent of their abilities, to maximize Company performance and deliver enhanced value to the Company's stockholders. The Compensation Committee believes it is important to place a greater percentage of executive officers' total compensation, principally in the form of equity, at risk through the grant of stock options whose value is derived from the performance of the business and value of the Common Stock. Executive compensation consists primarily of an annual salary, annual bonuses linked to the performance of the Company and long-term equity-based compensation.

Compensation

         Salary payments in 2002 were made to compensate the ongoing performance of the Company's executive officers. Bonuses in 2002 were made to recognize contributions to the implementation of the Company's new business strategy. The Committee's specific decisions concerning 2002 compensation for each executive officer were made in light of each officer's level of responsibility and the Committee's judgment with respect to whether that executive officer's compensation provides appropriate recognition for performance and an incentive for future performance.

         The Compensation Committee took a variety of actions during 2002 to address the need to recruit and retain executives with relevant industry experience.

         The actions taken by the Compensation Committee during 2002 were designed to reward the Company's senior management group for their efforts in successfully implementing the Company's business plan and to provide additional incentives to continue their efforts to continue to achieve significant growth in the Company's business and financial performance.

         In determining the compensation to be provided to the Company's senior management group during 2002, the Compensation Committee took into account the following matters:

         o The successful acquisition and integration of the Company's principal subsidiaries

         o The recognition of revenue growth which exceeded the Company's plans

         o The organic growth of the businesses that have been acquired by the Company

         o The success in obtaining a credit facility to assist in the Company's further growth

         The Compensation Committee granted to the Company's Chairman and Chief Executive Officer options to purchase 1,900,000 shares of Common Stock in 2002 and granted him options to purchase an additional 700,000 shares of Common Stock in March 2003. These awards reflected the philosophy of the Compensation Committee and Board of Directors that it is important to provide Mr. Pelino with the opportunity to acquire up to ten percent (10%) of the amount of the Company's outstanding Common Stock on a fully diluted basis. This objective is the result of the Compensation Committee's discussions with Mr. Pelino, its consideration of the advice of an independent compensation consultant and peer group compensation levels, and its view of Mr. Pelino's importance to the Company.

         While it has created no obligation on the part of the Company to do so, in the event that individual and company performance objectives determined by the Compensation Committee from time to time are met, the Compensation Committee intends to consider awarding such additional stock options to Mr. Pelino in the future as may be necessary to permit him to obtain an equity interest of such an amount.

         Part of the options awarded to Mr. Pelino in March 2003 were also provided to him in lieu of a minimum $360,000 cash bonus the Compensation Committee would have otherwise provided to him under the terms of his employment agreement and in recognition of his willingness to purchase 100,000 shares of the Company's Common Stock in the Company's recent private placement at the request of one of the lead investors.

         The Compensation Committee believes that the foregoing compensation actions have helped develop a senior management group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.


                                  COMPENSATION COMMITTEE OF THE BOARD
                                  OF DIRECTORS
                                  Aloysius T. Lawn, IV, Chairman
                                  David R. Jones
                                  Frank Palma

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of the compensation paid or accrued for the three fiscal years ended December 31, 2002 to or for the benefit of our Chief Executive Officer and our other executive officers whose cash compensation exceeded $100,000 (the "Named Executive Officers").

                                                                                    Long-Term
                                                Annual Compensation            Compensation Awards
                                                -------------------            -------------------

                                                                         Restricted
                                                                            Stock
                                                                            -----                             All Other
Name and Principal Position                    Salary         Bonus        Awards      Number of Options    Compensation(1)
---------------------------                    ------         -----        ------      -----------------    ------------
Dennis L. Pelino, Chairman          2002      $360,000             --        --          1,900,000(2)                --
and Chief Executive officer         2001      $158,691       $180,000        --          1,800,000(3)                --

Stephen M. Cohen, Senior            2002      $200,000        $15,000        --            100,000(4)           $62,000
Vice President, General             2001      $227,884        $50,000        --            750,000(5)                --
Counsel and Secretary               2000      $103,927             --        --            300,000(6)                --

Bohn H. Crain, Chief Financial      2002      $200,000        $37,500        --            350,000(7)           $44,000
Officer and Treasurer

Thomas L. Scully, Vice              2002      $105,000        $12,500        --             25,000                   --
President - Controller and          2001       $12,519             --        --             25,000                   --
Principal Accounting Officer


--------------------
(1) During the periods reflected, certain of the officers named in this table received perquisites and other personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any year, exceed the lesser of $50,000 or ten percent (10%) of the total annual salary and bonus reported for that individual in any year, unless otherwise noted.

(2) These options were granted on July 3, 2003 and vest to the extent of 633,333 on each of the first two anniversaries of the award date and to the extent of 633,334 on the third anniversary of the award date, with 100% acceleration of vesting in the event of a change of control transaction. These options also vest fully upon death, disability, or termination of employment without cause.

(3) These options were granted in conjunction with Mr. Pelino's employment by the Company on June 21, 2001 and are fully vested.

(4) These options were granted on July 3, 2002. Twenty-five (25%) percent of the options vest on July 3, 2003 and the remainder vest pro rata over the following 36 months, with 100% acceleration of vesting following a change of control transaction.

(5) These options were granted in conjunction with an amendment to Mr. Cohen's employment agreement during April 2001. They vest pro rata over the thirty-six (36) month period of his employment through April 2004, with 100% acceleration of vesting following change of control, or upon a termination of employment without cause. In the event of death or disability, the options which would have become vested within the next twelve (12) months become vested.

(6) These options were surrendered by Mr. Cohen during the fourth quarter of 2001.

(7) 150,000 of these options were granted on January 10, 2002, of which 50,000 vested on January 10, 2003, with the remainder vesting pro rata over the following twenty-four (24) months and with 100% acceleration of vesting following a change of control transaction, or upon a termination of employment without cause. 200,000 of these options were granted on July 3, 2002, of which 50,000 vest on July 3, 2003, with the remainder vesting pro rata over the following thirty-six (36) months and with 100% acceleration of vesting following a change of control transaction or upon a termination of employment without cause.


Employment Agreements

         Effective as of February 22, 2002, we entered into an amended employment agreement with our Chief Executive Officer, Dennis L. Pelino. This agreement amended and restated our prior agreement with Mr. Pelino dated June 21, 2001. Pursuant to this agreement, we have agreed to employ Mr. Pelino as our Chief Executive Officer through June 2006 at an annual base salary of $360,000. In addition to his base salary, Mr. Pelino is entitled to bonus compensation based upon the achievement of certain target objectives, as well as discretionary merit bonuses that can be awarded at the discretion of our Board of Directors. Mr. Pelino is also entitled to certain severance benefits upon his death, disability or termination of employment. Pursuant to the employment agreement, Mr. Pelino is also entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.

         As of April 19, 2001, we entered into a three-year employment agreement with our General Counsel, Stephen M. Cohen. This was further modified effective December 27, 2001. This had the effect of amending and restating our prior employment agreement with Mr. Cohen entered into in April 2000. In addition to an annual salary of $200,000, Mr. Cohen is entitled to bonus compensation based upon the achievement of certain target objectives, as well as discretionary merit bonuses that can be awarded at the discretion of our Board of Directors. Mr. Cohen is also entitled to certain severance benefits upon his death, disability or termination of employment. Pursuant to his employment agreement, Mr. Cohen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.

         Effective as of February 1, 2003 we entered into an Amended Employment Agreement with our Chief Financial Officer, Bohn H. Crain. This agreement amended and restated our prior Agreement with Mr. Crain dated January 10, 2002. Pursuant to this Agreement, we have agreed to employ Mr. Crain as our Chief Financial Officer through February 1, 2006 at an annual base salary of $200,000. In addition to his annual base salary, Mr. Crain's employment agreement provides for bonus compensation based upon the achievement of certain target objectives, as well as bonus compensation determined at the discretion of the Board of Directors. Mr. Crain is also entitled to certain severance benefits upon his death, disability or termination of employment. Pursuant to his employment agreement, Mr. Crain is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.

Change in Control Arrangements

         Our Chief Executive Officer, Chief Financial Officer and General Counsel are each employed under agreements that contain change in control arrangements. If employment of any of these officers is terminated following a change in control (other than for cause), then we must pay such terminated employee a termination payment equal to 2.99 times his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment. In each of their agreements, a change in control is generally defined as the occurrence of any one of the following:

         o any "Person" (as the term "Person" is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934), except for the effected employee, becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;

         o a contested proxy solicitation of our stockholders that results in the contesting party obtaining the ability to vote securities representing 50% or more of the combined voting power of our then-outstanding securities;

         o a sale, exchange, transfer or other disposition of 50% or more in value of our assets to another Person or entity, except to an entity controlled directly or indirectly by us;

         o a merger, consolidation or other reorganization involving us in which we are not the surviving entity and in which our stockholders prior to the transaction continue to own less than 50% of the outstanding securities of the acquiror immediately following the transaction, or a plan involving our liquidation or dissolution other than pursuant to bankruptcy or insolvency laws is adopted; or

         o during any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

         Notwithstanding the foregoing, a "change of control" is not deemed to have occurred (i) in the event of a sale, exchange, transfer or other disposition of substantially all of our assets to, or a merger, consolidation or other reorganization involving, us and any entity in which the effected employee has, directly or indirectly, at least a 25% equity or ownership interest; or
(ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out."

         In addition, the existing stock options granted to these executive officers fully vest upon a "change in control," as defined within our Stock Incentive Plan.

Directors Compensation

         During 2002, Mr. Pelino received no compensation for serving on the Board except for reimbursement of reasonable expenses incurred in attending meetings. Non-employee directors are paid $1,250 per month, provided that each member attends 75% of all meetings. In addition, an annual fee of $10,000 is paid to the chairman of the audit and compensation committees. Upon joining our Board of Directors, each of our non-employee directors received an option to purchase 50,000 shares of our Common Stock with an exercise price equal to the closing price of our Common Stock on the trading day prior to the date of grant. One-half of these options vested on the first anniversary of the director's membership on the Board, and the balance vest on the second anniversary of Board membership. In addition, on November 5, 2002 each member of our Audit Committee received options to purchase 15,000 shares of our Common Stock at an exercise price of $1.45 per share. One-half of these options vest on November 5, 2003, and the balance vest on November 5, 2004, contingent upon continued Board service.

Stock Options and Warrants

         The following table sets forth information on option grants in fiscal 2002 to the Named Executive Officers.

                                             Option Grants in Last Fiscal Year

                                                                                              Potential Realizable Value
                                                                                              at Assumed Annual Rates of
                                     % of Total                                                Stock Price Appreciation
                                       Options                                                      for Option Term
                                     Granted to                Market                        -------------------------------
                         Number of    Employees                Price on
                         Options      in Fiscal    Exercise    Date of       Expiration
         Name            Granted        Year         Price      Grant          Date              5%              10%
         ----            ---------   ----------    --------    ---------     ----------         ----            -----
Dennis L. Pelino (1)     1,900,000      52.73%       $1.30       $1.09      July 2012         $903,000       $2,902,000
Stephen M. Cohen           100,000       2.78%       $1.30       $1.09      July 2012           48,000          153,000
Bohn H. Crain (2)          150,000       4.16%       $1.78       $1.78      January 2012       168,000          426,000
                           200,000       5.55%       $1.30       $1.09      July 2012           95,000          305,000
Thomas L. Scully            25,000       0.69%       $1.30       $1.13      September 2012      14,000           41,000


------------------
(1) Does not include the grant to Mr. Pelino on March 10, 2003 of options to purchase 300,000 and 400,000 shares of the Company's Common Stock at exercise prices of $1.68 and $2.00 per share, respectively.

(2) Does not include the grant to Mr. Crain on February 24, 2003 of options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.53 per share, or the grant to Mr. Crain on March 25, 2003 of options to purchase 25,000 shares of the Company's common stock at an exercise price of $1.81 per share.

         The following table sets forth information concerning year-end option values for fiscal 2002 for the Named Executive Officers. All options were based on the closing price of our Common Stock on December 31, 2002 of $1.45.

                          Fiscal Year End Option Values

                                                Number of Unexercised Options       Value of Unexercised In-the-Money
                                                     at Fiscal Year End                Options at Fiscal Year End
                         Shares                 -----------------------------       ---------------------------------
                       Acquired on     Value
     Name               Exercise      Realized   Exercisable    Unexercisable       Exercisable         Unexercisable
     ----              -----------    --------   -----------    -------------       -----------         -------------
Dennis L. Pelino               -           -      1,800,000       1,900,000(1)       $1,134,000            $285,000
Stephen M. Cohen               -           -        437,500         412,500             372,000             281,000
Bohn H. Crain                  -           -              -         350,000(1)                0              30,000
Thomas L. Scully               -           -          8,948          41,052                   0               4,000


-----------------------
(1) Does not include options to purchase 300,000 and 400,000 shares of the Company's Common Stock granted to Mr. Pelino on March 10, 2003 at exercise prices of $1.68 and $2.00 per share, respectively, or options to purchase 200,000 shares of the Company's Common Stock granted to Mr. Crain on February 24, 2003 at an exercise price of $1.53 per share and options to purchase 25,000 shares of the Company's Common Stock granted to Mr. Crain on March 25, 2003 at an exercise price of $1.81 per share.


Outstanding Stock Options

         The Amended and Restated Stonepath Group, Inc. 2000 Stock Incentive Plan (the "Stock Incentive Plan") covers 10,000,000 shares of Common Stock. Under its terms, employees, officers and directors of the Company and its subsidiaries are currently eligible to receive non-qualified stock options, restricted stock awards, and, incentive stock options within the meaning of
Section 422 of the Code. In addition, advisors and consultants who perform services for the Company or its subsidiaries are eligible to receive non-qualified stock options under the Stock Incentive Plan. The Stock Incentive Plan is administered by the Board of Directors or a committee designated by the Board of Directors.

         All stock options granted under the Stock Incentive Plan are exercisable for a period of up to ten (10) years from the date of grant. The Company may not grant incentive stock options pursuant to the Stock Incentive Plan at exercise prices which are less than the fair market value of Common Stock on the date of grant. The term of an incentive stock option granted under the Stock Incentive Plan to a stockholder owning more than 10% of the issued and outstanding Common Stock may not exceed five (5) years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of Common Stock on the date of grant. The Stock Incentive Plan contains certain limitations on the maximum number of shares of Common Stock that may be awarded in any calendar year to any one individual for the purposes of Section 162(m) of the Code.

         As of March 17, 2003, options to purchase 8,145,600 shares of Common Stock were outstanding under the Stock Incentive Plan. With the exception of 271,000 options granted at exercise prices above $2.00 per share, all of the options granted under the Stock Incentive Plan are subject to exercise prices between $.50 and $2.00 per share.

         Generally, most of the options under the Stock Incentive Plan are granted subject to periodic vesting over a period between three (3) and four (4) years, contingent upon continued employment with the Company. In addition to the stock options covered by the Stock Incentive Plan, the Company has outstanding options to purchase 2,282,900 shares of Common Stock. The following schedule identifies the vesting schedule associated with all of the Company's outstanding options:

                                              Plan               Non-Plan               Total
                                          ------------        -------------         -------------
             Vested as of 12/31/02          2,942,381           2,256,650            5,199,031
             To vest in 2003                2,077,235              26,250            2,103,485
             To vest in 2004                1,472,010                  --            1,472,010
             To vest in 2005                1,229,474                  --            1,229,474
             To vest in 2006                  424,500                  --              424,500
                                          ------------        -------------        --------------

                                            8,145,600           2,282,900           10,428,500
                                          ============        =============        ==============

         At March 17, 2003, these options were outstanding at the following exercise prices:


                                Number of Options
         -----------------------------------------------------------------
                                                                                         Range of
                  Plan                  Non-Plan              Total                  Exercise Prices
         -----------------------     ---------------    ------------------    -------------------------------
               3,315,000                1,792,500            5,107,500                  $0.50 - $1.00
               4,559,600                   83,200            4,642,800                  $1.21 - $2.00
                 271,000                  144,000              415,000                  $2.05 - $4.00
                      --                   73,600               73,600                 $6.38 - $10.00
                      --                  189,600              189,600                $12.50 - $17.50
         -----------------------     ---------------    ------------------

               8,145,600                2,282,900           10,428,500


         Outstanding Warrants

         As of March 17, 2003, warrants to purchase 2,792,093 shares of Common Stock were outstanding. Most of these warrants were granted in connection with investment related transactions. With the exception of warrants to purchase 8,157 shares at an exercise price of $6.00, warrants to purchase 150,000 shares at $1.23 per share, and warrants to purchase 297,000 shares at $1.49 per share, all of the remaining warrants are subject to an exercise price of $1.00 per share and expire in July 2005.

Equity Compensation Plan Information At Fiscal Year End

         The following table sets forth information, as of December 31, 2002, with respect to the Company's Stock Incentive Plan under which Common Stock is authorized for issuance, as well as other compensatory options granted outside of the Company's Stock Incentive Plan.


                                                     (a)                    (b)                         (c)
                                                                                               Number of securities
                                              Number of securites     Weighted-average         remaining available for
                                               to be issued upon      exercise price of         future issuance under
                                                  exercise of           outstanding           equity compensation plan
                                              outstanding options,    options, warrants         (excluding securities
           Plan Category                      warrants and rights        and rights           reflected in column (a))
           -------------                      -------------------    -------------------      ------------------------
Equity compensation plans approved by
     security holders                              7,164,000               $1.09                      2,426,417(1)
Equity compensation plans not approved
     by security holders                           2,283,300               $2.62                             --
                                                   ---------                                          ---------

Total                                              9,447,300               $1.46                      2,426,417
                                                   =========               =====                      =========


-------------------
(1) Does not include exercised options to purchase 409,583 shares of our Common Stock under the Company's Stock Incentive Plan.

                            PERFORMANCE PRESENTATION

         The following graph shows the total stockholder return of an investment of $100 in cash on November 24, 1998 (the Company's first day of trading on the NASDAQ Over-the-Counter Bulletin Board Trading System) for the Company's Common Stock and an investment of $100 in cash on that day for (i) the NASDAQ Market Index, (ii) the AMEX Market Index and (iii) a peer group consisting of C.H. Robinson Worldwide, Inc., EGL, Inc., Expeditors International of Washington, Inc., Forward Air Corporation, and UTi Worldwide Inc. weighted by their market capitalization. Historic stock performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of any dividends and are calculated daily.



                                [GRAPHIC OMITTED]





                                      11/24/98     12/31/98    12/31/99     12/31/00    12/31/01    12/31/02
                                      --------     --------    --------     --------    --------    --------
STONEPATH GROUP, INC.                  100.00       123.46      217.28         9.88        36.54       28.64
PEER GROUP INDEX                       100.00       114.27      237.76       283.80       268.51      289.11
AMEX MARKET INDEX                      100.00       103.29      128.78       127.20       121.34      116.49
NASDAQ MARKET INDEX                    100.00       113.16      199.58       125.44       100.00       69.75


           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                              STONEPATH GROUP, INC.


         The following is the report of the Audit Committee for the year ended December 31, 2002. The Audit Committee is composed of three directors, each of whom meets The American Stock Exchange's independence standards. The Audit Committee had historically operated under a written charter adopted by the Board of Directors in 2000. At a meeting held on March 25, 2003, the Board of Directors adopted a new written charter for the Audit Committee which is attached to this Proxy Statement as Exhibit C. The Audit Committee as a whole meets regularly with the Company's management and independent auditors to discuss the adequacy of the Company's internal control environment and financial reporting, accounting matters, audit results, and compliance with its corporate responsibility program.

         In carrying out its responsibilities and fulfilling obligations under its charter, the Audit Committee, among other things:

         o reviewed with the independent auditors their audit plan, audit scope, and identified audit risks;

         o discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as modified or supplemented, including, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

         o obtained from the independent auditors a written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees";

         o discussed with the independent auditors any relationships that may impact their objectivity and independence, and generally satisfied itself that the auditors are independent;

         o reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2002 with management and the independent auditors;

         o obtained from management the representation that the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America; and

         o discussed with management and the independent auditors the quality and adequacy of the Company's internal controls.

         Based on its review, analysis and discussions with management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors (and the Board approved) that the Company's audited consolidated financial statements for the three years ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee and the Board, in recognition and consideration of the recommendation of management, have also recommended, subject to shareholder ratification, the selection of the Company's independent auditors for 2003.


                                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                  David R. Jones, Chairman
                                  Aloysius T. Lawn, IV
                                  Frank Palma



Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         None.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Participation of Chief Executive Officer in Recent Private Placement Transaction

         At the request of one of the lead investors, Dennis L. Pelino, our Chief Executive Officer, purchased 100,000 shares of our Common Stock at a price of $1.54 per share in the recent private placement transaction that was completed on March 6, 2003. Mr. Pelino's purchase price represented a 14.1% premium over the purchase price of $1.35 paid by the non-affiliated investors in the transaction.

Payments to Former Executive Officer

         During 2002 and 2003, we made aggregate severance payments of $575,000 to Andrew Panzo, a former executive officer, in connection with a December 14, 2001 Separation Agreement in which Mr. Panzo resigned his position as an officer of the Company. In connection with the Separation Agreement we also agreed to cover Mr. Panzo and his family on our medical plan during 2002 and to accelerate the vesting of the balance of his options to purchase 1,270,000 shares of our Common Stock. As of December 14, 2001, Mr. Panzo had already vested in 1,102,500 of these options.

Private Exchange Transaction with the Former Holders of our Series C Preferred Stock

         During the quarter ended September 30, 2002, we completed a private exchange transaction resulting in the restructuring of our outstanding shares of Series C Preferred Stock. In the restructuring, effective as of July 19, 2002, all of the Company's shares of Series C Preferred Stock, representing approximately $44.6 million in liquidation preferences, were surrendered and retired in exchange for a combination of securities consisting of (i) 1,911,071 shares of our Common Stock upon conversion of the Series C Preferred Stock; (ii) contingent warrants to purchase 1,543,413 shares of Common Stock at an exercise price of $1.00 through July 18, 2005 (including an amendment to the 158,348 Series C warrants that were originally granted in March 2002 for the purpose of reducing the exercise price thereof from $26.58 to $1.00 per share and extending the exercise period from March 2003 to July 18, 2005); and (iii) 360,745 shares of a newly designated class of Series D Convertible Preferred Stock which in the future are convertible into 3,607,450 shares of our Common Stock.

         Each holder of our Series D Convertible Preferred Stock has the right to convert at any time all or a portion of his Series D Convertible Preferred Stock into ten (10) shares of Common Stock for each share of Series D Convertible Preferred Stock converted, subject to certain anti-dilution adjustments. Any shares of Series D Convertible Preferred Stock that are outstanding after December 31, 2004 will automatically be converted into Common Stock. Automatic conversion will also occur: (i) once the average closing price of our Common Stock is over $7.50 for thirty (30) consecutive trading days; (ii) upon a merger or sale transaction after December 31, 2003, unless the transaction otherwise provides for the exchange of the outstanding shares of Series D Convertible Preferred Stock for a like-kind preferred stock of the acquiror/surviving corporation; or (iii) upon the affirmative vote of holders of eighty percent (80%) of the Series D Convertible Preferred Stock.

Amendment and Restatement of Employment Arrangements with Executive Officers

         Effective as of February 22, 2002, we entered into an amended employment agreement with our Chief Executive Officer, Dennis L. Pelino. This agreement amended and restated our prior agreement with Mr. Pelino dated June 21, 2001. A description of the terms of our new agreement with Mr. Pelino can be found in this Proxy Statement under the heading "Employment Agreements." On October 18, 2001, we amended the terms of the options granted to Mr. Pelino under his original employment agreement dated June 22, 2001. We further amended the terms of Mr. Pelino's options on July 3, 2002, when we accelerated the vesting of his original options to purchase 1,800,000 shares of our Common Stock and granted him options to purchase an additional 1,900,000 shares of our Common Stock.

         Effective as of February 1, 2003, we entered into an amended employment agreement with our Chief Financial Officer, Bohn H. Crain. This agreement amended and restated our prior agreement with Mr. Crain dated January 10, 2002. A description of the terms of our new agreement with Mr. Crain can be found in this Proxy Statement under the heading "Employment Agreements."

Loan to Executive Officer

         Under the terms of our employment agreement with Mr. Cohen, we provided him with a loan in the principal amount of $100,000. The loan accrues interest at the rate of eight percent (8%) per annum and is due on April 17, 2004, or such earlier date that Mr. Cohen shall have received aggregate proceeds of $5,000,000 from the sale of his options or the shares of Common Stock underlying his options. However, Mr. Cohen is not required to repay the loan if the sum of the proceeds which he has received from the sale of his options or the shares of Common Stock underlying his options and the remaining equity in the options as of April 17, 2004 does not equal or exceed $5,000,000.


                                       By Order of the Board of Directors,

                                       Dennis L. Pelino
                                       Chairman of the Board
                                       Dated: April 14, 2003

                                                                       Exhibit A

                        2003 EMPLOYEE STOCK PURCHASE PLAN

There is hereby established the 2003 Employee Stock Purchase Plan of Stonepath Group, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   Definitions.

     (a) "Board" shall mean the Board of Directors of the Company, any committee of the Board that may be appointed by the Board of Directors or a third party authorized as administrator by the Board of Directors, with such authority and power as the Board of Directors may determine, to administer the Plan.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "Common Stock" shall mean the common stock of the Company.

     (d) "Company" shall mean Stonepath Group, Inc. and any Designated Subsidiary of the Company.

     (e) "Compensation" shall mean total gross earnings, including overtime, bonuses, commissions, but excluding severance pay, reimbursements or other expense allowances, fringe benefits (both cash and noncash), moving expenses, welfare benefits, or deferred compensation paid to you after you terminate employment.

     (f) "Designated Subsidiary" shall mean any Subsidiary, unless otherwise determined by the Board of Directors, eligible to participate in the Plan; provided, however, that no Subsidiary shall be a "Designated Subsidiary" if such designation would cause the Plan to cease to qualify under Section 423 of the Code.

     (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     (h) "Enrollment Date" shall mean the first Trading Day of each Purchase Period.

     (i)  "Exercise Date" shall mean the last Trading Day of each Purchase
          Period.

     (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market Trading Day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

     (k) "Offering Periods" shall mean the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after each period and terminating on the last Trading Day in the periods ending six months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan. The first Offering Period will be for a period of five months.

     (l)   "Plan" shall mean this 2003 Employee Stock Purchase Plan.

     (m) "Purchase Period" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period shall commence on the Enrollment Date and end five months from that date.

     (n) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

     (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.   Eligibility.

     (a) Any employee who is regularly scheduled to work more than ten hours per week and employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

     (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive, Offering Periods, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.   Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's Treasury Department prior to the applicable Enrollment Date and such subscription agreement shall remain in effect for subsequent Offering Periods unless sooner terminated by the participant as provided in
           Section 10 hereof.

     (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.   Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent

           (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages and whole dollars only. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions during the Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     (d)   Notwithstanding the foregoing, to the extent necessary to comply with
           Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company shall have the right to withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Purchase Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price (subject to any adjustment pursuant to Section 19); and provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, it its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.   Exercise of Option.

     (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date of a Purchase Period, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased, any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after a given Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed
           (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Purchase Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro-rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Purchase Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or allocation of such number of shares with a designated employee brokerage account.

10.  Withdrawal.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

     (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to the continuation of employment by the Company or any Subsidiary and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate or otherwise modify, an Employee's employment at any time.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13.  Stock.

     (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares or lesser amount determined by Board. The Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares acquired in the open market or otherwise.

     (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Plan shall be administered by the Board, a committee of members of the Board appointed by the Board, or by a third party authorized as administrator by the Board, as the case may be. The Board, its committee or third party administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board, its committee, or third party administrator shall, to the full extent permitted by law, be final and binding upon all parties.

15.  Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent, which must be provided to the Company in a notarized document, shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such personal representative or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Non-Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least quarterly or, at the Board's sole discretion, by the Exercise Date for a particular Purchase Period, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation (a "Corporate Transaction"), each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the Corporate Transaction if the holder had been, immediately prior to the Corporate Transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of shares covered by the option as provided in this Section 19); provided, however, that if the consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

20.  Amendment or Termination.

     (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange or system, as the case may be, rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Period or Purchase Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period or Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines it its sole discretion advisable which are consistent with the Plan.

     (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

          (2) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

          (3)   allocating shares.

     Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the date that the Plan is approved by the stockholders of the Company (the "Effective Date"). The Plan shall continue in effect for a term of ten (10) years after the Effective Date unless sooner terminated under Section 20 hereof.

                                                                       Exhibit B

                              STONEPATH GROUP, INC.
                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN


Section 1. General Purpose of the Plan; Definitions. The purpose of the Plan is to provide officers, employees, directors and consultants of Stonepath Group, Inc. (the "Company") and other members of the Participating Company Group the opportunity to receive stock options and stock awards and thereby acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company's stockholders, thereby encouraging the participants to contribute materially to the growth and development of the Company and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options and Stock Awards.

         "Board" means the Board of Directors of the Company.

         "Cause" means (a) with respect to an individual who is party to a written agreement with a Participating Company which contains a definition of "cause" or "for cause" or words of similar import for purposes of termination of Service thereunder by the Participating Company, "cause" or "for cause" as defined in such agreement; (b) in all other cases (i) any violation of a law, rule or regulation other than minor traffic violations, including without limitation, any violation of the Foreign Corrupt Practices Act; (ii) a breach of fiduciary duty for personal profit; (iii) fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of the Company or relating to the employee's employment; (iv) misconduct by the employee which would cause the Company to violate any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination or any violation of written policy of the Company or any successor entity adopted in respect to such law; (v) failure to follow Company work rules or the lawful instructions (written or otherwise) of the Board of Directors of the Company or a responsible executive to whom the employee directly or indirectly reports, provided compliance with such directive was reasonably within the scope of the employee's duties and the employee was given notice that his or her conduct could give rise to termination and such conduct is not, or could not be cured, within ten (10) days thereafter; or (vi) any violation of a confidentiality or non-competition agreement or patent assignment agreement or any agreement relating to the Company's protection of intellectual property rights.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Effective Date" means the date on which the Plan is approved by the Board as set forth in Section 18.

         "Fair Market Value" of the Stock on any given date means (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation the National Market or SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Stock is regularly traded on the Nasdaq OTC Bulletin Board Service, or a comparable automated quotation system, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Option" or "Stock Option" means any Option to purchase shares of Stock granted pursuant to Section 6.

         "Option Period" means the period commencing on the grant date of an Option and ending on the last day of the term of such Option as established pursuant to Section 8.2.

         "Participating Company" means the Company or any or Subsidiary Corporation or any other member of the Participating Company Group.

         "Participating Company Group" means, at any point in time, any Participating Company or all corporations collectively which are then Participating Companies.

         "Service" means a participant's employment or service with any member of the Participating Company Group, whether in the capacity of an employee, officer, director or a consultant. The participant's Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the participant renders such Service, provided that there is no interruption or termination of the participant's Service. Furthermore, a participant's Service with the Participating Company Group shall not be deemed to have terminated if the participant takes any military leave, sick leave, or other bona fide leave of absence approved by a Participating Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first
(91st) day of such leave the participant's Service shall be deemed to have terminated unless the participant's right to return to Service with the Participating Company is guaranteed by statute or contract.

         "Stock" means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 11.

         "Stock Award" means any award granted pursuant to Section 9.

         "Subsidiary" means any, whether now or hereafter existing, corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain, whether now or hereafter existing.

Section 2. Administration. The Plan shall be administered by the full Board of Directors of the Company or a committee of such Board of Directors comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3(a)(3) promulgated under the Act (the "Plan Administrator"). Subject to the provisions of the Plan, the Plan Administrator is authorized to:

         (a)   construe the Plan and any Award under the Plan;

         (b) select the directors, officers, employees and consultants of any Participating Company to whom Awards may be granted;

         (c) determine the number of shares of Stock to be covered by any Award;

         (d) determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;

         (e) accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

         (f) impose limitations on Awards, including limitations on transfer and repurchase provisions;

         (g) extend the exercise period within which Stock Options may be exercised; and

         (h) determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Plan Administrator) or dividends or deemed dividends on such deferrals.

The determination of the Plan Administrator on any such matters shall be conclusive.

Section 3. Delegation of Authority to Grant Awards. In accordance with applicable laws, the Plan Administrator, in its discretion, may delegate to one or more executive officers of the Company all or part of the Plan Administrator's authority and duties with respect to granting Awards and all references in the Plan to the "Plan Administrator" shall include such executive officers to the extent they are acting pursuant to such delegation. The Plan Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the executive officers that were consistent with the terms of the Plan.

Section 4. Eligibility. Awards may only be granted to employees, directors, and consultants with any member of the Participating Company Group. For purposes of the foregoing sentence, "employees," "directors" and "consultants" shall include prospective employees, prospective directors and prospective consultants to whom Awards are granted in connection with written offers of an employment or other service relationship with a Participating Company.

Section 5. Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 13,000,000. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company. Notwithstanding the foregoing, on and after the date that the Plan is subject to Section 162(m) of the Code, Stock Options with respect to no more than 2,500,000 shares of Stock may be granted to any one individual participant during any one calendar year period.

Section 6. Stock Options. Options granted pursuant to the Plan may be either Options which are Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options shall be granted separately hereunder. The Plan Administrator, shall determine whether and to what extent Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Non-Qualified Stock Options; provided, however, that: (i) Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code; and (ii) No Incentive Stock Option may be granted following the tenth anniversary of the Effective Date of the Plan. The provisions of the Plan and any Stock Option Agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.

Section 7. ISO Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Non-Qualified Stock Options. For purposes of this Section 7, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 7, such different limitation shall be deemed incorporated herein effective as of the amendment date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 7, the participant may designate which portion of such Option the participant is exercising. In the absence of such designation, the participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

Section 8. Terms of Options. Each Option granted under the Plan shall be evidenced by an agreement between the Company and the person to whom such Option is granted (the "Option Agreement") and shall be subject to the following terms and conditions:

         8.1 Exercise Price. Subject to adjustment as provided in Section 11 of this Plan, the price at which each share covered by an Option may be purchased shall be determined in each case by the Plan Administrator; provided, however, that such price shall not, in the case of an Incentive Stock Option, be less than the Fair Market Value of the underlying Stock at the time the Option is granted. If a participant owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and an Option granted to such participant is intended to qualify as an Incentive Stock Option, the Option price shall be no less than 110% of the Fair Market Value of the Stock covered by the Option on the date the Option is granted.

         8.2 Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Plan Administrator and set forth in the Option Agreement evidencing such Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date of grant of such Option, (ii) no Incentive Stock Option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary of the Company) shall be exercisable after the expiration of five (5) years after the date of grant of such Option, and (iii) no Option granted to a prospective employee, prospective consultant or prospective director may become exercisable prior to the date on which such person commences Service with the Participating Company. Subject to the foregoing, unless otherwise specified by the Option Agreement evidencing the Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

         8.3 Effect of Termination of Service. Unless otherwise provided in such participant's Option Agreement:

             (i) Death. If a participant shall cease to perform Service as a result of such participant's death, any Options then exercisable shall be exercisable until the earlier to occur of one year anniversary of the participant's death or the expiration of the Option Period and only by the participant's personal representative or persons entitled thereto under the participant's will or the laws of descent and distribution.

             (ii) Termination of Service. If a participant shall cease to perform Service to any member of the Participating Company Group, all Options to which the participant is then entitled to exercise may be exercised until the earlier to occur of the three month anniversary of the participant's termination of Service or the expiration of the Option Period or, if such termination was due to disability or retirement (as hereinafter defined), until the earlier to occur of the one year anniversary of the participant's termination of Service or the expiration of the Option Period. Notwithstanding the foregoing, in the event that any termination of Service shall be for "Cause" (as defined herein) or the participant voluntarily terminates his or her Service, then any and all Options held by such participant shall forthwith terminate. For purposes of the Plan, "retirement" shall mean the termination of employment with the Participating Company Group, other than for Cause, at any time under circumstances which would entitle such participant to other retirement benefits provided by the Participating Company to whom the participant was providing Service immediately prior to the termination of Service or such other circumstances that the Plan Administrator concludes should be deemed a retirement.

             (iii) Limitation on Shares. The Option may not be exercised for more shares (subject to adjustment as provided in Section
                    11) after the termination of the participant's Service than the participant was entitled to purchase thereunder at the time of the termination of such relationship.

         8.4 Payment of Exercise Price. The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the "Payment Date") of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the Option price must have been held by the participant for at least six (6) months in order to be utilized to pay the Option price; (iv) in the discretion of the Plan Administrator, by an election to have the Company withhold shares otherwise issuable to the participant having a Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv)

         8.5 Nontransferability of Options. No Option shall be assignable or transferable other than by the laws of descent and distribution. During the lifetime of the participant, an Option shall be exercisable only by the participant or, in the event of the participant's incapacity, by the participant's legal guardian or legal representative.

Section 9. Stock Awards.

            (a) The Plan Administrator may grant Stock Awards to any officer, employee or consultant with any member of the Participating Company Group. A Stock Award entitles the recipient to acquire shares of Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant ("Stock Award"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

            (b) Upon execution of a written instrument setting forth the Stock Award and paying any applicable purchase price, a participant shall have the rights of a shareholder with respect to the Stock subject to the Stock Award, including, but not limited to the right to vote and receive dividends with respect thereto; provided, however, that shares of Stock subject to Stock Awards that have not vested shall be subject to the restrictions on transferability described in Section 9(d) below. Unless the Plan Administrator shall otherwise determine, certificates evidencing the Stock Awards shall remain in the possession of the Company until such Stock is vested as provided in Section 9(c) below.

            (c) The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Stock Award. If the participant or the Company, as the case may be, fails to achieve the designated goals or the participant's relationship with the Company is terminated prior to the expiration of the vesting period, the participant shall forfeit all shares of Stock subject to the Stock Award which have not then vested.

            (d) Unvested Stock may not be sold, assigned transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Stock Award.

Section 10. Tax Withholding.

            (a) Whenever shares of Stock or Options are to be issued or cash is to be paid under the Plan, under circumstances in which the Plan Administrator believes that any federal, state or local tax withholding may be imposed, the Company or Subsidiary, as the case may be, shall have the right to require the participant to remit to the Company or Subsidiary, as the case may be, an amount sufficient to satisfy the minimum federal, state and local tax withholding requirements prior to the delivery of any certificate for shares or any proceeds; provided, however, that in the case of a participant who receives an Award of Stock under the Plan which is not fully vested, the participant shall remit such amount on the first business day following the Tax Date. The "Tax Date" for purposes of this Section 10 shall be the date on which the amount of tax to be withheld is determined. If a participant makes a disposition of Stock acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the participant, the participant shall promptly notify the Company and the Company shall have the right to require the participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

            (b) A participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Stock having an aggregate Fair Market Value on the Tax Date equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; (iii) in the discretion of the Plan Administrator, through an election to have the Company withhold shares of Stock otherwise issuable to the participant having a Fair Market Value on the Tax Date equal to the amount of tax required to be withheld, or (iv) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i),
                  (ii) and (iii) of this Section 10(b).

            (c) An election by a participant to have shares of Stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 10(b) must be in writing and delivered to the Company prior to the Tax Date.

Section 11. Adjustment of Number and Price of Shares.

            Any other provision of the Plan notwithstanding:

            (a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Plan Administrator shall be final, binding and conclusive.

            (b) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock Option or stock Options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option or Options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

            (c) No adjustment or substitution provided for in this Section 11 shall require the Company to issue or to sell a fractional share under any Option Agreement or share award agreement and the total adjustment or substitution with respect to each stock Option and share award agreement shall be limited accordingly.

            (d) In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the stock of the Company to a unrelated person or entity (in each case, a "Fundamental Transaction"), the Plan and all Awards granted hereunder shall terminate, unless provision is made in connection with the Fundamental Transaction for the assumption of the Awards heretofore granted, or the substitution of such Awards with new awards of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise price as provided in Subsections (a) and (b) of this
                  Section 11. In the event of such termination and in the event the Board does not provide for the Cash Payment described in Subsection (e) of this Section each participant shall be notified of such proposed termination and permitted to exercise for a period of at least 15 days prior to the date of such termination all Options held by such participant which are then exercisable.

            (e) In the event that the Company shall be merged or consolidated with another corporation or entity, other than a corporation or entity which is an "affiliate" of the Company. under the terms of which holders of Stock of the Company will receive upon consummation thereof a cash payment for each share of Stock of the Company surrendered pursuant to such Business Combination (the "Cash Purchase Price"), the Board of Directors may provide that all outstanding Options shall terminate upon consummation of such transaction and each participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of shares of Stock of the Company subject to outstanding Options held by such participant exceeds (ii) the aggregate exercise price of such Options.

Section 12. Change in Control.

            (a) Unless otherwise provided in such participant's Option Agreement, agreements relating to Stock Awards or in a written employment or other agreement directly addressing the same subject matter as addressed below, in the event that the Plan is terminated as a result of or following a Change in Control (as defined herein), all vested Options and Stock Awards then outstanding at the time of such Plan termination may be exercised for a period of thirty (30) days from the date of notice of the proposed termination. In such event, all participants shall be credited with an additional six (6) months of service for the purpose of any otherwise unvested Options and Stock Awards. Upon a Change in Control in which the Plan is either assumed or otherwise not subject to termination, if during the remaining term of such a participant's Options or Stock Awards, the participant is terminated other than for Cause, the participant will, at the time of such termination, be credited with an additional six
                  (6) months of service for the purpose of any otherwise unvested Options and Stock Awards; however, in the event of a termination for Cause, all Options shall immediately terminate and all unvested portions of Stock Awards shall immediately terminate.

            (b) As used herein, a "Change in Control" shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or (ii) if the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or in the event of a sale of all or substantially all of the Company's assets or otherwise.

            (c) Notwithstanding anything in the Plan to the contrary, the acceleration of vesting and exercisability provided by Subsection (a) of this Section shall not occur in the event that such acceleration would make the transaction causing the Change in Control to be ineligible for pooling of interests accounting treatment, provided pooling of interest treatment is then still available and, in the absence of such acceleration, the transaction would qualify for such treatment and the Company intends to use such treatment with respect to such transaction.

Section 13. No Right to Future Employment. Nothing contained in the Plan nor in any Award agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the Company to terminate his employment or change his compensation at any time.

Section 14. Amendment and Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto.

Section 15. Compliance with Section 16. With respect to persons subject to
Section 16 of the Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule and shall be construed to the fullest extent possible in a manner consistent with this intent). To the extent that any Award fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.

Section 16. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares of Stock hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules any applicable exchange or of the Nasdaq Stock Market. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 17. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

Section 18. Effective Date of Plan - Shareholder Approval. The Plan was approved by the Board and became effective on June 1, 2000. Those provisions of the Plan that for federal tax purposes require approval of the stockholders of the Company (i.e., the granting of incentive stock options) shall not become effective until adopted by the stockholders, however, the Company reserves the right to grant Incentive Stock Options provided stockholder approval is secured within one (1) year from the date thereof. In the event Incentive Stock Options are granted and Stockholder approval is not timely secured, such Options shall remain in full force and effect, however, shall automatically convert to Non-Qualified Options.

Section 19. Governing Law. The Plan shall be governed by the internal laws of the State of Delaware without giving effect to its choice of law provisions. Unless otherwise provided in an Option Agreement or Award Agreement, Awards shall be governed by the same laws as the Plan.



As amended by the Board of Directors on March 25, 2002 and March 25, 2003

                                                                       Exhibit C


                              Stonepath Group, Inc.
                             Audit Committee Charter


I.  Audit Committee Purpose

The Audit Committee is appointed annually by the Board of Directors of Stonepath Group, Inc. (including its subsidiaries and affiliates, the "Company") to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Evaluate and recommend appointment of the Company's independent auditor to the Board of Directors.

     o Monitor the integrity of the Company's financial statements and reporting processes and systems of internal controls regarding finance, accounting, and legal compliance.

     o Monitor the independence and performance of the Company's independent auditor and internal auditing department.

     o Provide an avenue of communication among the independent auditor, management, the internal auditing department, and the Board of Directors.

     o Monitor the compliance by the Company with legal and regulatory requirements.

     o Prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

II. Audit Committee Composition and Meetings

         The Audit Committee shall be comprised of at least three directors, all of whom shall be independent of management, and independent of the Company. Audit Committee members shall meet the applicable independence and experience requirements, in effect from time to time, of the SEC and the NASDAQ Stock Market ("NASDAQ"), American Stock Exchange ("AMEX") or such other applicable stock exchange or association on which the Company's common stock is then listed. Director's fees for serving on the Company's Board of Directors and any board committee thereof shall be the only form of compensation that an Audit Committee member may receive from the Company.

         All Audit Committee members shall be financially literate at the time of appointment by the Board of Directors to the Audit Committee. Financial literacy means being able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

         The Audit Committee Chair shall have the financial sophistication and expertise required by the regulations of NASDAQ, AMEX or such other applicable stock exchange or association on which the Company's Common Stock is then listed. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

         Audit Committee members shall be appointed annually by the Board of Directors and shall serve until their successors are appointed and qualified. The Board of Directors shall have the power at any time to change the membership of the Audit Committee and to fill the vacancies in it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to above. Except as expressly provided in this Charter or the Company's by-laws, or as otherwise provided by the rules of NASDAQ, AMEX or such other applicable stock exchange or association on which the Company's Common Stock is then listed, the Audit Committee shall fix its own rules of procedure.

         The Audit Committee shall meet on at least a quarterly basis, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. Audit Committee members may attend meetings in person, by telephone conference or similar communications equipment, or as otherwise permitted by law. The Audit Committee shall meet periodically with management, the internal auditor and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

III. Audit Committee Responsibilities and Duties

In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its oversight responsibilities:

         Review Procedures and Disclosures
         ---------------------------------

     1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval. Submit the Charter to the Board of Directors for approval and have the document published in accordance with applicable rules promulgated by the SEC, and the regulations of NASDAQ, AMEX, or such other applicable stock exchange or association on which the Company's common stock is then listed.

     2. Meet at least annually with the independent auditor and without the presence of management or members of the internal audit department.

     3. Review and discuss with management and the independent auditor the Company's annual audited financial statements prior to filing or distribution, including disclosures made in management's discussion and analysis, and recommend to the Board of Directors whether the audited financial statements should be included in the Company's Form 10-K.

     4. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the release of earnings and the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

     5. Review and discuss with the independent auditor the Company's annual and quarterly financial statements prior to filing, distribution or incorporation by reference into any registration statements and/or other periodic or current reports of the Company.

     6. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's selection or application of accounting principles, any major issues as to adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     7. Discuss with management and the independent auditor any material accounting adjustments that were noted or proposed by the independent auditor and that were not adopted by the Company.

     8. Prior to the release of the Company's Annual Report or as otherwise required in connection with the Company's periodic reports filed with the SEC, review and discuss with the Company's auditor:

             (a) All critical accounting policies and practices to be used in such reports;

             (b) All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

             (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     9. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     10. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     11. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any significant changes to the Company's accounting principles, any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     12. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     13. Consider the integrity of the Company's financial reporting processes and controls in consultation with management, the independent auditor and the internal auditors. The Audit Committee shall discuss any significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures, including the Company's risk assessment and risk management policies. The Audit Committee shall review significant findings prepared by the independent auditor and the internal auditing department together with management's responses.

         Pre-Approval
         ------------

     14. Pre-approve all auditing services, including attest and review services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, including attest and review services, and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

     15. Review and pre-approve all related party transactions to be entered into by the Company.

         Independent Auditors
         --------------------

     16. Have sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolutions of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

     17. Obtain and review with the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independent Standards Board Standard 1.

         The Audit Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.

     18. Ensure the rotation of the independent audit partners as required by law.

     19. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

         Compliance Oversight Responsibilities
         -------------------------------------

     20. Obtain from the independent auditor assurance that Section 10A(g) of the Exchange Act has not been implicated.

     21. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. The Audit Committee shall review reports and disclosures of insider and affiliated party transactions and advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

     22. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     23. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     24. Review the fees and other significant compensation to be paid to the independent auditors.

     25. To the extent the Audit Committee is notified by the independent auditor of special or extraordinary audit issues, review the independent auditor's audit plan and discuss scope, staffing, reliance upon management, and internal audit and general audit approach.

     26. Conduct any investigation appropriate to fulfilling its responsibilities, and have direct access to the independent auditor as well as anyone in the Company.

         Retention of Advisors
         ---------------------

     27. To the extent it deems necessary or appropriate, have the authority to retain independent legal, accounting or other advisors.

     28. Receive from the Company appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee.

         Internal Audit Department and Legal Compliance (Items 29-32 applicable to the extent the Company has an internal audit department)
         ----------------------------------------------------------------------

     29. Review the budget, plan, changes in plan (including scope of internal audit), activities, organizational structure, and qualifications of the internal audit department, as needed or appropriate.

     30. Review the appointment and performance of, and any decision to replace, the senior internal audit executive, as needed or appropriate.

     31. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports, as needed or appropriate.

     32. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's system for monitoring compliance with applicable laws and regulations, including response to any material inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities
         --------------------------------------

     33. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

     34. Periodically report to the Board of Directors on significant results of the foregoing activities.

IV.  Scope of Duties

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan, direct or conduct audits, or to determine whether the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditor.


                                                       STONEPATH GROUP, INC.
                                    This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby constitutes and appoints Dennis L. Pelino and Stephen M. Cohen, with full power of substitution, as proxy, to vote for the undersigned all shares of the common stock, par value $.001 per share of Stonepath Group, Inc., a
Delaware corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the Philadelphia Room of the offices of Buchanan Ingersoll Professional Corporation, 11 Penn Center,
1835 Market Street, 15th Floor, Philadelphia, Pennsylvania 19103 at 10:00 a.m. local time on Friday, May 30, 2003, or at any adjournments thereof, upon the matters described in the accompanying proxy statement and upon such other matters as may properly come before the meeting. Said proxy is directed to vote or refrain from voting on the matters set forth in the accompanying proxy statement in the manner set forth on this proxy.

                   You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

                              THE PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD
                              ----------------------------------------------------------------------

1.    Proposal 1

      ELECTION OF DIRECTORS                                                                 FOR                  WITHHELD
      Nominees: Dennis L. Pelino, David R. Jones, Aloysius T. Lawn, IV, Robert McCord,      /  /                   /  /
      J. Douglass Coates, John Springer

      For, except vote withhold for the following nominee(s):

      __________________________________________________________________________

2.    Proposal 2

      Approval of the Company's 2003 Employee Stock Purchase Plan.                           FOR            AGAINST       ABSTAIN
                                                                                             /  /            /  /          /  /




------------------------------------------------------------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR THE APPROVAL OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF STONEPATH GROUP, INC.


3.    Proposal 3

      Approval of Amendments to the Company's Amended & Restated 2000 Stock Incentive Plan.       FOR        AGAINST      ABSTAIN
                                                                                                  /  /        /  /         /  /

4.    Proposal 4

      Ratification of the appointment of KPMG LLP to serve as the auditors for the Company        FOR        AGAINST      ABSTAIN
      for the fiscal year ending December 31, 2003.                                               /  /        /  /         /  /


  Check appropriate box Indicate changes   / /Address Change  / /Name Change    The undersigned hereby acknowledges receipt of the
                                                                                proxy statement.

                                                                                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN
                                                                                THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED
                                                                                IN THE UNITED STATES.

                                                                                NOTE: Please sign name(s) exactly as printed hereon.
                                                                                Joint owners must each sign. When signing as
                                                                                attorney, executor, administrator, trustee or
                                                                                guardian, please give full title as such.

                                                                                SIGNATURE(S)________________________________________


                                                                                ____________________________________________________

                                                                                Email:______________________________________________

                                                                                Date:_____________________________, 2003

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                                                             CUT HERE

                                                      YOUR VOTE IS IMPORTANT
                                                  VOTE TODAY IN ONE OF TWO WAYS:



1.  VOTE BY INTERNET:
    Log-on to www.votestock.com
    Enter your control number printed below
    Vote your proxy by checking the appropriate boxes
    Click on "Accept Vote"

OR

2.  VOTE BY MAIL: If you do not wish to vote by Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.


                                                     YOUR CONTROL NUMBER IS:

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                                     You may vote by Internet 24 hours a day, 7 days a week.
                       Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.
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